GSR TRUST 2007-HEL1

Issuing Entity

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

Indenture Trustee

INDENTURE

Dated as of April 17, 2007

MORTGAGE-BACKED NOTES

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.01	Definitions
Section 1.02	Incorporation by Reference of Trust Indenture Act
Section 1.03	Rules of Construction

ARTICLE II
ORIGINAL ISSUANCE OF NOTES

Section 2.01	Form
Section 2.02	Execution, Authentication and Delivery

ARTICLE III
COVENANTS

Section 3.01	Existence
Section 3.02	Payment of Principal and Interest.
Section 3.03	Protection of Trust Estate
Section 3.04	Opinions as to Trust Estate
Section 3.05	Performance of Obligations
Section 3.06	Negative Covenants
Section 3.07	Annual Statement as to Compliance
Section 3.08	Representations and Warranties Concerning the HELOCs
Section 3.09	Investment Company Act
Section 3.10	No Other Business
Section 3.11	No Borrowing
Section 3.12	Guarantees, Loans, Advances and Other Liabilities
Section 3.13	Capital Expenditures
Section 3.14	Determination of Note Interest Rate and Certificate Interest Rate.
Section 3.15	Restricted Payments
Section 3.16	Notice of Events of Default
Section 3.17	Further Instruments and Acts
Section 3.18	Certain Representations and Warranties Regarding the Trust Estate.
Section 3.19	Claims on the Policy; Policy Payments Account.
Section 3.20	Excess Reserve Fund Account
Section 3.21	Allocation of Realized Loss Amounts
Section 3.22	Issuing Entity May Not Consolidate, etc
Section 3.23	Successor or Transferee
Section 3.24	Restricted Payments

ARTICLE IV
THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01	The Notes
Section 4.02	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar
Section 4.03	Mutilated, Destroyed, Lost or Stolen Notes
Section 4.04	Persons Deemed Owners
Section 4.05	Cancellation
Section 4.06	Book-Entry Notes
Section 4.07	Notices to Depository
Section 4.08	Definitive Notes
Section 4.09	Application of Trust Money
Section 4.10	Repayment of Monies Held by Paying Agent
Section 4.11	Temporary Notes
Section 4.12	Representation Regarding ERISA
Section 4.13	Subrogation and Cooperation

ARTICLE V
DEFAULT AND REMEDIES

Section 5.01	Events of Default
Section 5.02	Acceleration of Maturity; Rescission and Annulment
Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
Section 5.04	Remedies; Priorities
Section 5.05	Optional Preservation of the Trust Estate
Section 5.06	Limitation of Suits
Section 5.07	Unconditional Rights of Noteholders To Receive Principal and Interest
Section 5.08	Restoration of Rights and Remedies
Section 5.09	Rights and Remedies Cumulative
Section 5.10	Delay or Omission Not a Waiver
Section 5.11	Control By Note Insurer and Noteholders
Section 5.12	Waiver of Past Defaults
Section 5.13	Undertaking for Costs
Section 5.14	Waiver of Stay or Extension Laws
Section 5.15	Sale of Trust Estate
Section 5.16	Action on Notes

ARTICLE VI
THE INDENTURE TRUSTEE

Section 6.01	Duties of Indenture Trustee
Section 6.02	Rights of Indenture Trustee
Section 6.03	Individual Rights of Indenture Trustee
Section 6.04	Indenture Trustee’s Disclaimer
Section 6.05	Notice of Event of Default
Section 6.06	Reports to Residual Certificateholders
Section 6.07	Compensation
Section 6.08	Replacement of Indenture Trustee
Section 6.09	Successor Indenture Trustee by Merger
Section 6.10	Appointment of Co-Indenture Trustee or Separate Indenture Trustee
Section 6.11	Eligibility; Disqualification
Section 6.12	Representations and Warranties
Section 6.13	Directions to Indenture Trustee.
Section 6.14	The Agents

ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01	Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders
Section 7.02	Preservation of Information; Communications to Noteholders
Section 7.03	Fiscal Year
Section 7.04	Statements to Noteholders and Certificateholders

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01	Collection of Money
Section 8.02	Officer’s Certificate
Section 8.03	Termination Upon Distribution to Noteholders
Section 8.04	Release of Trust Estate
Section 8.05	Surrender of Notes Upon Final Payment
Section 8.06	Optional Redemption of the HELOCs

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Noteholders
Section 9.02	Supplemental Indentures With Consent of Noteholders
Section 9.03	Execution of Supplemental Indentures
Section 9.04	Effect of Supplemental Indenture
Section 9.05	Conformity with Trust Indenture Act
Section 9.06	Reference in Notes to Supplemental Indentures

ARTICLE X
TAX MATTERS

Section 10.01	Description of REMICs and Designation of REMIC Interests.
Section 10.02	REMIC Elections and REMIC Distributions.
Section 10.03	Allocation of Realized Loss Amounts.
Section 10.04	Tax Administration.
Section 10.05	Tax Treatment of Basis Risk Carry Forward Amounts.

ARTICLE XI
MISCELLANEOUS

Section 11.01	Compliance Certificates and Opinions, etc
Section 11.02	Form of Documents Delivered to Indenture Trustee
Section 11.03	Acts of Noteholders
Section 11.04	Notices etc., to Indenture Trustee, Issuing Entity, Note Insurer and Rating Agencies
Section 11.05	Notices to Noteholders; Waiver
Section 11.06	Conflict with Trust Indenture Act
Section 11.07	Effect of Headings
Section 11.08	Successors and Assigns
Section 11.09	Separability
Section 11.10	Legal Holidays
Section 11.11	GOVERNING LAW
Section 11.12	Counterparts
Section 11.13	Recording of Indenture
Section 11.14	Issuing Entity Obligation
Section 11.15	No Petition
Section 11.16	Inspection
Section 11.17	Benefits of Indenture
Section 11.18	Indenture Trustee to Hold Policy

EXHIBITS

Exhibit A	—	Form of Class A Notes
Exhibit B	—	Mortgage Loan Schedule
Exhibit C	—	Form of Policy

This Indenture, dated as of April 17, 2007, is entered into among GSR Trust 2007-HEL1, a Delaware statutory trust, as Issuing Entity (the “Issuing Entity”), and Deutsche Bank National Trust Company, a national banking association, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”) under this Indenture.

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity’s Mortgage-Backed Notes, Series 2007-HEL1 (the “Notes”) and the Note Insurer.

GRANTING CLAUSE

The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, the Note Insurer and, if applicable, to the Holders of the Class S Certificates, all of the Issuing Entity's right, title and interest in and to, whether now existing or hereafter created, (a) the HELOCs; (b) all funds on deposit from time to time in the Custodial Account, excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) all funds on deposit from time to time in the Excess Reserve Fund Account; (e) any REO Property; (f) all rights under (I) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto) and (II) the rights with respect to the Sale and Servicing Agreement, the PPTL and the Master PSA (including, without limitation, the representations and warranties made by the Original Loan Seller in the Master PSA and the Sale and Servicing Agreement and the right to enforce the remedies against the Original Loan Seller for breach thereof to the same extent as though such representations and warranties were made directly to the Indenture Trustee), as assigned to the Issuing Entity by the Sale and Servicing Agreement; and (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

In addition, the Indenture Trustee, on behalf of the Holders of the Class A Notes and, if applicable, the Class S Certificates, will have the benefit of the Policy.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and, if applicable, the Class S Certificates and payments to the Note Insurer, subject to the priority set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes, the Note Insurer and, if applicable, the Class S Certificates, acknowledges the foregoing Grant, accepts the trust under this Indenture in accordance with the provisions hereof and without actual notice of any adverse claims or liens, and the Indenture Trustee agrees to perform its duties as Indenture Trustee as required herein and in accordance with and subject to the terms of this Indenture. The Indenture Trustee agrees that it will hold the Policy in trust and that it will hold any proceeds of any claim made upon the Policy solely for the use and benefit of the Holders of the Class A Notes and the Class S Certificates in accordance with the terms of this Indenture and the terms of the Policy.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 1.03  Rules of Construction. Unless the context otherwise requires:

(i)  a term has the meaning assigned to it;

(ii)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)  “or” is not exclusive;

(iv)  “including” means including without limitation;

(v)  words in the singular include the plural and words in the plural include the singular; and

(vi)  any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01  Form. The Class A Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibit A to this Indenture are part of the terms of this Indenture.

Section 2.02  Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuing Entity Request authenticate and deliver the Class A Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance for the Class A Notes.

Each of the Notes shall be dated the date of its authentication. The Class A Notes shall be issuable as registered Notes in book-entry form and the Notes shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

COVENANTS

Section 3.01  Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Trust Estate.

Section 3.02  Payment of Principal and Interest.

(a)  On each Payment Date the Interest Remittance Amount for such Payment Date will be distributed in the following order of priority:

1.	to the Note Insurer, the related Insurer Premium for such Payment Date;

2.
from any remaining Interest Remittance Amount, concurrently, to the Class A Notes and the Certificate Paying Agent, on behalf of the Holders of Class S Certificates, on a pro rata basis, based on their respective entitlements, the Accrued Note Interest and the Class S Certificate Interest, as applicable, and any Unpaid Interest Shortfall Amounts for such Payment Date and the Class A Notes and Class S Certificates; and

3.	from any remaining Interest Remittance Amount, to the Note Insurer for prior draws (including applicable interest) on the Policy and any amounts owed to the Note Insurer under the Insurance Agreement.

(b)  (1) For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed as principal funds in the following order of priority:

(i) concurrently, on a pro rata basis by aggregate Note Principal Balance and Certificate Principal Balance, as applicable, to the Class A Notes and the Certificate Paying Agent, on behalf of the Holders of the Class S Certificates, until their respective balances have been reduced to zero; and

(ii) to the Note Insurer for prior draws (including applicable interest) on the Policy and any amounts owed to the Note Insurer under the Insurance Agreement, to the extent not covered by the Interest Remittance Amount.

(2)        For each Payment Date on or after the Stepdown Date, so long as a Trigger Event is not in effect, the Principal Distribution Amount will be distributed as principal funds in the following order of priority:

(i) concurrently, on a pro rata basis by aggregate Note Principal Balance and Certificate Principal Balance, as applicable, to the Class A Notes and the Certificate Paying Agent on behalf of the Holders of the Class S Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their respective balances have been reduced to zero; and

(ii) to the Note Insurer for prior draws (including applicable interest on the Policy and any amounts owed to the Note Insurer under the Insurance Agreement, to the extent not covered by the Interest Remittance Amount.

(c) On each Payment Date, the Net Monthly Excess Cashflow for such Payment Date will be distributed in the following order of priority:

(1)           to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Payment Date;

(2)           from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Class A Notes for that Payment Date; and

(3)           to the Certificate Paying Agent for distribution of the Class X Distribution Amount to the Class X Certificates and any remaining amount to the Class R Certificates, each as specified in the Trust Agreement.

(d) No Accrued Interest will be payable with respect to the Class A Notes after the Payment Date on which the Note Principal Balance of such Note has been reduced to zero.

(e)  Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor or the Servicer shall have any responsibility therefor.

(f)  On each Payment Date, the Certificate Paying Agent shall deposit in the Payment Account all amounts it received pursuant to this Section 3.02 for the purpose of distributing such funds to the Certificateholders. The Certificate Paying Agent shall make distributions to the Certificateholders under the Trust Agreement pursuant to the terms thereof.

(g)  Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(h)  The Note Principal Balance of each Note shall be due and payable in full on the Final Scheduled Payment Date. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon written notice to the Indenture Trustee by the Issuing Entity, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.06 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

Section 3.03  Protection of Trust Estate. (a) The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)  cause the Issuing Entity, or the Indenture Trustee upon written instructions to the Indenture Trustee, to enforce any of the rights to the HELOCs; or

(iv)  preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Note Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)  Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove or permit the Custodian to remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.04 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.04(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.04(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.03 upon the Issuing Entity’s preparation thereof and delivery to the Indenture Trustee.

Section 3.04  Opinions as to Trust Estate. (a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee, the Note Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

(b)  On or before December 31st in each calendar year, beginning in 2007, the Issuing Entity shall furnish to the Indenture Trustee and the Note Insurer an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

Section 3.05  Performance of Obligations. (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)  The Issuing Entity, with the consent of the Note Insurer so long as no Note Insurer Default exists, may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

(c)  The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the HELOCs or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the HELOCs or any such instrument, except such actions as the Servicer is expressly permitted to take in the Sale and Servicing Agreement and the Master PSA.

(d)  The Issuing Entity may retain an administrator and may enter into contracts acceptable to the Note Insurer with other Persons for the performance of the Issuing Entity’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

(e)  The Issuing Entity will perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate and take such other actions, all as may be required to have the Trust Estate qualify as one or more REMICs formed pursuant to the Indenture.

Section 3.06  Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(i)  except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate without the consent of the Note Insurer (if applicable);

(ii)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate;

(iii)  waive or impair, or fail to assert rights under, the HELOCs, or impair or cause to be impaired the Issuing Entity’s interest in the HELOCs, the Sale and Servicing Agreement, the Master PSA or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders, the Certificateholders or the Note Insurer; or

(iv)  take any action or fail to take any action that would cause any REMIC created hereunder to cease to qualify as a REMIC or result in an imposition of tax on the Issuing Entity (including, but not limited to, the tax on prohibited transactions under Section 860F of the Code).

Section 3.07  Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee and the Note Insurer, by March 1 of each year commencing with the calendar year 2008, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)  a review of the activities of the Issuing Entity during the previous calendar year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and

(ii)  to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.08  Representations and Warranties Concerning the HELOCs. The Indenture Trustee, as pledgee of the HELOCs, has the benefit of the representations and warranties made by the Original Loan Seller and the Sponsor in the Master PSA and/or the Sale and Servicing Agreement, as applicable, concerning the HELOCs. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Original Loan Seller or the Sponsor in the Master PSA and/or the Sale and Servicing Agreement, the Indenture Trustee shall promptly notify the Original Loan Seller, the Sponsor and the Note Insurer, as applicable, of such finding and of the Original Loan Seller’s or the Sponsor’s obligation to cure such defect or repurchase the related HELOC.

Section 3.09  Investment Company Act. The Issuing Entity shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this Section 3.09 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.10  No Other Business. The Issuing Entity shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the HELOCs and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.11  No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture and amounts due to the Note Insurer.

Section 3.12  Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.13  Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.14  Determination of Note Interest Rate and Certificate Interest Rate. On each Interest Determination Date, the Indenture Trustee shall determine One-Month LIBOR and the related Note Interest Rate for the Class A Notes and the Certificate Interest Rate for the Class S Certificates for the following Accrual Period and shall make such rate available to the Issuing Entity, the Depositor and the Note Insurer. The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the Class A Notes and the Class S Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Section 3.15  Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Servicer, the Certificate Registrar, the Certificate Paying Agent, the Noteholders, the Certificateholders and the Note Insurer as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Basic Documents and (y) payments to the Servicer pursuant to the terms of the Master PSA and the Sale and Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Custodial Account or the Payment Account except in accordance with this Indenture and the Basic Documents.

Section 3.16  Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee, the Note Insurer and each Rating Agency prompt written notice of each Event of Default hereunder.

Section 3.17  Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.18  Certain Representations and Warranties Regarding the Trust Estate.

(a)  With respect to that portion of the Collateral described in clauses (a) through (c) of the definition of Trust Estate, the Issuing Entity represents and warrants to the Indenture Trustee that:

(i)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(ii)  The Collateral constitutes “deposit accounts,” “instruments” or “certificated securities,” as applicable within the meaning of the applicable UCC.

(iii)  The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)  The Issuing Entity has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(v)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuing Entity has not authorized the filing of and is not aware of any financing statements against the Issuing Entity that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(vi)  The Collateral is not in the name of any Person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has in its possession all original copies of the security certificates that constitute or evidence the Collateral. The security certificates that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The Issuing Entity has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Issuing Entity in favor of the Indenture Trustee in connection herewith describing the Collateral contain or will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(vii)  The original executed copy of each Mortgage Note (except for any Mortgage Note with respect to which a Lost Note affidavit has been delivered to the Custodian) has been delivered to the Custodian.

Section 3.19  Claims on the Policy; Policy Payments Account.

(a)  The Indenture Trustee shall establish a policy payments account, which shall be a segregated, non-interest bearing account (the “Policy Payments Account”). The Indenture Trustee shall deposit upon receipt any amount paid under the Policy in the Policy Payments Account and use that amount only to pay the Class A Notes and the Class S Certificates, as applicable, the Insured Amounts for which a claim was made. Such amount may not be applied to satisfy any costs, expenses, or liabilities of the Servicer, the Indenture Trustee or the Issuing Entity (other than payments of principal and interest on the Class A Notes and the Class S Certificates, as applicable). Amounts paid under the Policy, to the extent needed to pay any Deficiency Amount, shall be transferred to the Payment Account on the related Payment Date, and the portion thereof representing the Deficiency Amount shall be disbursed by the Indenture Trustee to the Holders of the Class A Notes or the Class S Certificates, as applicable, in each case as if it were a payment to such Noteholders or Certificateholders, as applicable, pursuant to Section 3.02. Payments from draws on the Policy need not be made by checks or wire transfers separate from the checks or wire transfers used to pay other payments to the Holders of the Class A Notes and the Class S Certificates. However, the amount of any payment of principal of or interest on the Class A Notes and the Class S Certificates, as applicable, to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of the Notes and the Class S Certificates pursuant to Section 7.04. Funds held in the Policy Payments Account shall not be invested. Any funds remaining in the Policy Payments Account on the first Business Day following the later of the Payment Date and the Business Day after the day on which a payment on the Policy has been paid to the Holders of the Class A Notes and the Class S Certificates, as applicable, shall be returned to the Note Insurer, pursuant to the instructions of the Note Insurer, by the end of the Business Day.

(b)  If the Insured Amount is required to be paid under the Policy (other than a Preference Amount) with respect to a Payment Date, the Indenture Trustee shall deliver a notice of claim and certificate (in the form of the Notice under Financial Guaranty Insurance Policy No. 494530 included as Exhibit A to the Policy, given in accordance with the terms of the Policy) to the Note Insurer no later than 12:00 noon, New York, New York City time on the second Business Day preceding the Payment Date and shall provide a copy of such notice to the Depositor at the time the Notice is delivered to the Note Insurer. That notice (in the form of the Notice under Financial Guaranty Insurance Policy No. 494530 included as Exhibit A to the Policy, given in accordance with the terms of the Policy) shall constitute a claim for payment pursuant to the Policy.

(c)  If the Indenture Trustee receives a certified copy of a final nonappealable order of a court having competent jurisdiction in a bankruptcy proceeding (an “Order”) that any amount previously distributed to a Holder of a Class A Note or Class S Certificate on the Class A Notes or the Class S Certificates, as applicable, constitutes a Preference Amount, the Indenture Trustee shall so notify the Note Insurer, shall comply with the Policy to obtain payment by the Note Insurer of the Preference Amount, and shall, at the time it provides notice to the Note Insurer, notify each Holder of the Class A Notes and the Class S Certificates, as applicable, by mail that, subject to the terms of the Policy, the Note Insurer will disburse the Preference Amount directly to the receiver or trustee in bankruptcy named in the final Order of the court exercising jurisdiction on behalf of the applicable Holder and not to any such Holder directly (unless a Holder of the Class A Notes or the Class S Certificates, as applicable, has provided evidence satisfactory to the Note Insurer that it has previously returned principal or interest paid on the Class A Notes or Class S Certificates, as applicable, to such receiver or trustee, in which case such payment shall be disbursed to such Holder in accordance with and subject to the terms and conditions of the Policy).

A copy of the Policy shall be made available to each affected Class A Noteholder and Class S Certificateholder through the Indenture Trustee, and the Indenture Trustee shall furnish to the Note Insurer a copy of its records evidencing the payments that have been made by the Indenture Trustee in respect of any Preference Amounts paid by the Note Insurer and the dates on which the payments were made.

(d)  The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid on the Class A Notes and the Class S Certificates from moneys received under the Policy. The Note Insurer may inspect the records at reasonable times during normal business hours on two Business Days’ notice to the Indenture Trustee.

(e)  The Holders of the Class A Notes and Class S Certificates are not entitled to institute proceedings directly against the Note Insurer. Each Holder of the Class A Notes and the Class S Certificates, by its purchase of the Class A Notes or Class S Certificates, as applicable, agrees that the Note Insurer may at any time during the continuation of any proceeding relating to a Preference Amount, direct all matters relating to the Preference Amount on its behalf, including the direction of any appeal of any order relating to the preference claim and the posting of any surety, supersedeas, or performance bond pending any appeal.

(f)  Any payments to the Note Insurer shall be made by wire transfer of immediately available funds to the following Federal Reserve Account (until the Note Insurer notifies the Indenture Trustee of a change in the account information):

Account Name:	MBIA Insurance Corporation
Account Number:	910-2-721728
Bank:	JPMorgan Chase Bank
4 Chase Metro Tech Center
Brooklyn, New York 11245
ABA Number:	021000-021
(Reference Policy No. 494530)

(g)  The Indenture Trustee shall, upon retirement of the Class A Notes and the Class S Certificates, furnish to the Note Insurer a notice of the retirement, and, after retirement of the Class A Notes and Class S Certificates and the expiration of the term of the Policy, surrender the Policy to the Note Insurer for cancellation.

(h)  The Indenture Trustee shall hold the Policy in trust as agent for the Holders of the Class A Notes and Class S Certificates for the purpose of making claims on the Policy and distributing the proceeds of claims on the Policy. Neither the Policy nor the amounts paid on the Policy shall constitute part of the Trust Estate created by this Indenture. Each Holder of the Class A Notes and Class S Certificates, by accepting its Class A Notes or Class S Certificates, as applicable, irrevocably appoints the Indenture Trustee as attorney-in-fact to make claims on the Policy and to sign on its behalf any certification required with respect to any Notice under the Policy.

(i)  Anything in this Indenture to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Notes and the Class S Certificates that is made with money received pursuant to the Policy shall not be considered payment of the Class A Notes or the Class S Certificates from the Issuing Entity.

(j)  The provisions of this Section 3.19 are subject to the terms and conditions of the Policy.

Section 3.20  Excess Reserve Fund Account. (a) The Indenture Trustee shall establish and maintain the Excess Reserve Fund Account on behalf of the Class X Certificateholders to receive any related Basis Risk Payment and to pay to the Class A Notes any Basis Risk Carry Forward Amounts. On the Closing Date, the Depositor shall deposit the Excess Reserve Fund Account Deposit into the Excess Reserve Fund Account, to be held in the Excess Reserve Fund Account until the Notes are paid in full, after which any amounts remaining in the Excess Reserve Fund Account shall be distributed to the Certificate Paying Agent on behalf of the Holders of the Class X Certificates. All funds held in the Excess Reserve Fund Account shall be held univested.

On each Payment Date on which there exists a Basis Risk Carry Forward Amount on the Class A Notes, the Indenture Trustee shall (1) withdraw from the Payment Account and deposit in the Excess Reserve Fund Account the lesser of the Class X Distribution Amount, and the aggregate related Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to the Class A Notes the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to the Class A Notes based upon the amount of Basis Risk Carry Forward Amount owed to the Class A Notes and shall be paid pursuant to Section 3.02(c) hereof.

The Indenture Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of any Trust REMIC created pursuant to this Indenture. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by REMIC IV to the Excess Reserve Fund Account shall be treated as first distributed by the Indenture Trustee to the Class X Certificateholders and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

Any Basis Risk Carry Forward Amounts paid by the Indenture Trustee to the Noteholders shall be accounted for by the Indenture Trustee as amounts paid first to the Holders of the Class X Certificates and then to the Class A Notes. In addition, the Indenture Trustee shall account for the rights of Holders of the Class A Notes to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of the Class A Notes.

Notwithstanding any provision contained in this Indenture, the Indenture Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.20.

Section 3.21  Allocation of Realized Loss Amounts. On or prior to each Payment Date, the Servicer shall determine the amount of any Realized Loss Amount in respect of each HELOC that occurred during the immediately preceding calendar month. Such Realized Losses will be applied on any Payment Date in reduction of the Overcollateralization Amount, until reduced to zero. Unless previously received as a payment of principal pursuant to the terms of the Policy, Realized Losses shall not be allocated to the Class A Notes until the last actual Payment Date and any Realized Loses on such Payment Date shall be covered under the Policy in accordance with its terms.

Section 3.22  Issuing Entity May Not Consolidate, etc. (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) the Issuing Entity receives the prior written consent of the Note Insurer and the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Policy;

(iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Note Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity, any Noteholder or any Certificateholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.22 and Article IX of this Indenture and that all conditions precedent herein and therein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity the conveyance or transfer of which is hereby restricted shall (i) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (ii) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (iii) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (iv) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (v) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) the Issuing Entity receives the prior written consent of the Note Insurer and the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn, if determined without regard to the Policy;

(iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Note Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity or any Noteholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.22 and Article IX of this Indenture and that all conditions precedent herein and therein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.23  Successor or Transferee. (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.22(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.22(b), the Issuing Entity will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.24  Restricted Payments. The Issuing Entity shall not, directly or indirectly, (I) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Sale and Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the other Basic Documents.

ARTICLE IV
THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01  The Notes. The Class A Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the written consent of the Issuing Entity, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Depositor may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated and delivered by the Indenture Trustee to or upon the order of the Issuing Entity.

Section 4.02  Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuing Entity shall cause to be kept at the Corporate Trust Office of the Indenture Trustee a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the office designated by the Indenture Trustee, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

Subject to the foregoing, and Section 4.08, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the United States. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuing Entity hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.07 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.03 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

Any transfer of a Note shall be made in accordance with the ERISA restrictions in Section 4.12.

Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity or the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar, the Note Insurer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity, the Note Insurer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity, the Note Insurer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuing Entity or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04  Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee, the Note Insurer, the Paying Agent and any agent of the Issuing Entity or the Indenture Trustee or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuing Entity, the Indenture Trustee, the Note Insurer, the Paying Agent or any agent of the Issuing Entity, the Indenture Trustee, the Note Insurer or the Paying Agent shall be affected by notice to the contrary.

Section 4.05  Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be disposed of by the Indenture Trustee in accordance with its standard policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Request that they be destroyed or returned to it; provided, however, that such Issuing Entity Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.06  Book-Entry Notes. The Class A Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository or to the Indenture Trustee, as custodian for the Depository Trust Company, by, or on behalf of, the Issuing Entity. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i)  the provisions of this Section 4.06 shall be in full force and effect;

(ii)  the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

(iii)  to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)  the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received written instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such written instructions to the Indenture Trustee.

None of the Depositor, the Issuing Entity, the Sponsor, the Indenture Trustee, the Note Insurer, the Note Registrar and the Owner Trustee shall have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Section 4.07  Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08  Definitive Notes. If (i) the Depositor advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor, at its option (with the consent of the Indenture Trustee, such consent not to be unreasonably withheld) elects to terminate the book-entry system through the Depository, then the Indenture Trustee shall request that the Depository notify all Beneficial Owners of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

In addition, if an Event of Default has occurred and is continuing, each Note Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Noteholder's interest in the Class A Notes. In order to make such request, such Noteholder shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Indenture Trustee to exchange or cause the exchange of the Noteholder's interest in the Class A Notes for an equivalent interest in fully registered definitive form. Upon receipt by the Indenture Trustee of instructions from the Depository directing the Indenture Trustee to effect such exchange (such instructions to contain information regarding the Class A Notes and the Note Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Indenture Trustee), (i) the Indenture Trustee shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Note Principal Balance of the Definitive Note, (ii) the Indenture Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Noteholder's interest in the Class A Notes and (iii) the Issuing Entity shall execute and the Indenture Trustee shall authenticate a new Book-Entry Note reflecting the reduction in the Note Principal Balance of the Class A Notes by the amount of the Definitive Notes.

Section 4.09  Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to this Indenture shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuing Entity, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.10  Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.02 and thereupon such Person shall be released from all further liability with respect to such monies.

Section 4.11  Temporary Notes. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office designated by the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.12  Representation Regarding ERISA. By acquiring a Class A Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring such Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. § 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Note Registrar with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Owner Trustee, the Indenture Trustee or any servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

Section 4.13  Subrogation and Cooperation. (a) The Issuing Entity and the Indenture Trustee acknowledge that (i) to the extent the Note Insurer makes payments under the Policy on account of principal of or interest on the Class A Notes or the Class S Certificates, the Note Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuing Entity, and (ii) the Note Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement.

(b)  The Indenture Trustee shall, so long as it is indemnified to its satisfaction, cooperate in all respects with any reasonable written direction by the Note Insurer to pursue legal remedies available to the Indenture Trustee to enforce the Note Insurer’s rights under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a written direction to take any one or more of the following actions as specified in such written direction delivered to the Indenture Trustee and the Depositor and at the expense of the Trust Estate:

(i) institute Proceedings for the collection of all amounts then payable on the Class A Notes and the Class S Certificates, or under this Indenture in respect of the Class A Notes and the Class S Certificates and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuing Entity monies adjudged due;

(ii) sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 hereof) called and conducted in any manner permitted by law;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Note Insurer hereunder; and

(v) file or record all assignments that have not previously been recorded.

provided, however, action shall be taken pursuant to this Section 4.13 by the Indenture Trustee to preserve the Note Insurer’s rights or interest under this Indenture or the Insurance Agreement only to the extent such action is available to the Class A Noteholders or Class S Certificateholders or the Note Insurer under other provisions of this Indenture.

Notwithstanding any provision of this Indenture to the contrary, so long as no Note Insurer Default exists, the Note Insurer shall at all times be treated as if it were the exclusive owner of all Class A Notes Outstanding for the purposes of all approvals, right of removal, appointment or direction, consents, waivers, votes and the institution of any action and the written direction of all remedies, and the Indenture Trustee shall act in accordance with the written directions of the Note Insurer so long as it is indemnified therefor to its reasonable satisfaction.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01  Events of Default. The Issuing Entity shall deliver to the Indenture Trustee and the Note Insurer, within five days after learning of the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (ii), (iii) or (iv) of the definition of “Event of Default”, its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

Section 5.02  Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Note Insurer or the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes may, with the written consent of the Note Insurer, declare the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, however, that for purposes of this Article V, unless a Note Insurer Default exists, the Note Insurer may exercise the rights of the Holders of the Class A Notes, and such Holders will not be permitted to exercise such rights without the Note Insurer’s consent.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Note Insurer or the Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, with the written consent of the Note Insurer, so long as no Note Insurer Default exists, by written notice to the Issuing Entity and the Indenture Trustee, may, subject to Section 5.12, waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i)  the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)  all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or under the Notes if the Event of Default giving rise to such acceleration had not occurred;

(B)  all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel;

(C)  all amounts owed to the Note Insurer; and

(ii)  all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12; provided, however, the Note Insurer, so long as no Note Insurer Default exists, may waive an Event of Default regardless of Section 5.02(i) above.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)  The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuing Entity shall, upon demand of the Indenture Trustee, at the direction of the Note Insurer, so long as no Note Insurer Default exists, or at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, with the consent of the Note Insurer, so long as no Note Insurer Default exists, pay to the Indenture Trustee, for the benefit of the Holders of Notes and the Note Insurer, the whole amount then due and payable on the Notes for principal and interest, with interest at the applicable Note Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and their respective agents and counsel and all amounts owed to the Note Insurer hereunder and under the Insurance Agreement.

(b)  In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, and at the direction of the Note Insurer, so long as no Note Insurer Default exists, subject to the provisions of Section 10.15 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)  If an Event of Default occurs and is continuing, the Indenture Trustee, at the direction of the Note Insurer, so long as no Note Insurer Default exists, subject to the provisions of Section 10.15 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer by such appropriate Proceedings as directed in writing by the Note Insurer, so long as no Note Insurer Default exists, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)  In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, at the direction of the Note Insurer, so long as no Note Insurer Default exists, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to the Note Insurer and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor indenture trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor indenture trustee, except as a result of negligence, willful misconduct or bad faith), the Note Insurer and of the Noteholders allowed in such Proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Note Insurer and of the Indenture Trustee on their behalf, and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Note Insurer or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee, with the consent of the Note Insurer, so long as no Note Insurer Default exists, shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor indenture trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor indenture trustee and all amounts due to the Note Insurer hereunder and under the Insurance Agreement.

(e)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor indenture trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

In any Proceedings brought by the Indenture Trustee with the consent of or at the direction of the Note Insurer, so long as no Note Insurer Default exists (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04  Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, with the consent of the Note Insurer, so long as no Note Insurer Default exists, and shall, at the written direction of the Note Insurer, so long as no Note Insurer Default exists, or of the Holders of a majority of the aggregate Note Principal Balances of the Notes then outstanding, with the consent of the Note Insurer, so long as no Note Insurer Default exists, do one or more of the following (subject to Section 5.05 hereof):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and to the Note Insurer or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, and enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes and the Note Insurer; and

(iv)  sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not, without the consent of the Note Insurer, so long as no Note Insurer Default exists, sell or otherwise liquidate the Trust Estate following an Event of Default, unless (1)(A) if a Note Insurer Default has occurred and is continuing, the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and to reimburse the Note Insurer for any amounts drawn under the Policy and any other amounts due to the Note Insurer under the Insurance Agreement, or (C) it is determined that the HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Note Insurer, so long as no Note Insurer Default exists, and of the Holders of 66 2/3% of the aggregate Note Principal Balance of the Class A Notes then outstanding, voting separately, and (2) the Indenture Trustee complies with each of the requirements for a qualified liquidation under Section 860F of the Code set forth in Section 8.06(c) as if it were the Class X Certificateholder. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Issuing Entity and not at the expense of the Indenture Trustee) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, any Sale of the Trust Estate shall be made subject to the continued servicing of the HELOCs by the Servicer (other than the Servicer as to which an Event of Servicer Termination has occurred and is continuing) as provided in the Sale and Servicing Agreement. Notwithstanding any contrary provision of this Indenture, no Sale of the Trust Estate shall be made unless an Opinion of Counsel is rendered, addressed to the Indenture Trustee, the Note Insurer and the Owner Trustee, to the effect that such Sale would not (i) result in the imposition of the tax on “prohibited transactions” as defined in sections 860F(a)(2) of any REMIC created hereunder or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee shall pay out the money or property in accordance with Section 3.02 hereof.

The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05  Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the consent of the Note Insurer, so long as no Note Insurer Default exists, and shall, at the direction of the Note Insurer, so long as no Note Insurer Default exists, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuing Entity, including payments to the Note Insurer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06  Limitation of Suits. So long as no Note Insurer Default exists and so long as the majority Holder of the Class X Certificates owns 100% of the Securities, no Holder of any Note (other than the Note Insurer acting pursuant to Section 4.13 hereof) shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder. No Holder of any Note (other than the Note Insurer acting pursuant to Section 4.13 hereof) shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the foregoing and the provisions of Section 10.15 hereof:

(i)  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)  the Holders of not less than 25% of the aggregate Note Principal Balance of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)  such Holder or Holders have offered to the Indenture Trustee reasonable indemnity which shall be acceptable to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings;

(v)  such Holders have obtained consent of the Note Insurer; and

(vi)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee shall take such action as requested in writing by the Holders representing the highest amount (in the aggregate) of the Note Principal Balances, notwithstanding any other provisions of this Indenture.

Section 5.07  Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08  Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Note Insurer or to such Noteholder, then and in every such case the Issuing Entity, the Note Insurer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09  Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10  Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Note Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Note Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11  Control By Note Insurer and Noteholders. The Note Insurer, unless a Note Insurer Default exists, or the Holders of a majority of the aggregate Note Principal Balances of Notes, if a Note Insurer Default has occurred and is continuing, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)  such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)  any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Note Insurer, so long as no Note Insurer Default exists, or by the Holders of Notes representing not less than 100% of the aggregate Note Principal Balance of the Notes, with the consent of the Note Insurer, so long as no Note Insurer Default exists, or the Holders of 66 2/3% of the aggregate Note Principal Balance of the Class A Notes then outstanding, voting separately as set forth in Section 5.04(a) hereof, with the consent of the Note Insurer, so long as no Note Insurer Default exists; and

(iii)  subject to the direction or consent of the Note Insurer, so long as no Note Insurer Default exists, the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12  Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Note Insurer, so long as no Note Insurer Default exists, or the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Class A Notes, with the consent of the Note Insurer, so long as no Note Insurer Default exists, may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, or (c) the waiver of which would materially and adversely affect the interests of the Note Insurer or modify its obligations under the Policy. In the case of any such waiver, the Issuing Entity, the Indenture Trustee, the Note Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13  Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14  Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15  Sale of Trust Estate. (a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(ii) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee, with the consent of the Note Insurer, so long as no Note Insurer Default exists, may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)  The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1)  the Note Insurer (so long as no Note Insurer Default exists) or the Holders of all Notes, with the consent of the Note Insurer (so long as no Note Insurer Default exists) consent to or direct the Indenture Trustee to make, such Sale, or

(2)  the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Note Insurer in respect of amounts drawn under the Policy and any other amounts due to the Note Insurer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

(3)  it is determined that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Note Insurer (so long as no Note Insurer Default exists) and the Holders of Notes representing at least 100% of the Note Principal Balances of the Notes consent to such Sale .

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)  [Reserved].

(d)  In connection with a Sale of all or any portion of the Trust Estate,

(1)  any Holder or Holders of Notes and the Note Insurer may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)  the Indenture Trustee, with the consent of the Note Insurer, so long as no None Insurer Default exists, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts distributable to the Note Insurer on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)  the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuing Entity and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof; and

(4)  the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale.

(e)  So long as a single Holder of the Class X Certificates owns 100% of the Securities, the majority Holder of the Class X Certificates shall not consent to any Sale of the Trust Estate as set forth herein.

(f)  Notwithstanding any contrary provision of this Indenture, no Sale of the Trust Estate shall be made unless an Opinion of Counsel is rendered, addressed to the Indenture Trustee, the Note Insurer and the Owner Trustee, to the effect that (i) such Sale would not (A) result in the imposition of the tax on “prohibited transactions” as defined in sections 860F(a)(2) of any REMIC created hereunder or (B) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding, or (ii) that the Indenture Trustee has complied with the requirements for a “qualified liquidation” under section 860F of the Code set forth in Section 8.06(c) hereof as if it were any Class X Certificateholder.

Section 5.16  Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Note Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied by the Indenture Trustee in accordance with Section 5.04 hereof.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01  Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice,

(i)  The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee; and

(ii)  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuing Entity Requests or other instruments or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or the other Basic Documents; however, the Indenture Trustee shall examine the certificates, reports, documents, Issuing Entity Requests or other instruments and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)  the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders, the Certificateholders, the Note Insurer or from the Issuing Entity, which they are entitled to give under the Basic Documents.

(d)  The Indenture Trustee shall not be liable for interest on any money received by it.

(e)  Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture, the Sale and Servicing Agreement or the Trust Agreement.

(f)  No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(h)  The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default or Default is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuing Entity, the Trust Estate or this Indenture.

Section 6.02  Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel (which shall not be at the expense of the Indenture Trustee). The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel.

(c)  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)  The Indenture Trustee may consult with counsel, and the written advice or Opinion of Counsel (which shall not be at the expense of the Indenture Trustee) with respect to legal matters relating to this Indenture, the other Basic Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

(e)  For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee, but not specifically as a duty of the Indenture Trustee in the Indenture, each of the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f)  Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)  Neither the Issuing Entity nor the Indenture Trustee shall be responsible for the acts or omissions of one another, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another.

(h)  [Reserved].

(i)  Except for those actions that the Indenture Trustee is required to take hereunder, the Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

(j)  The Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Indenture, other than its obligation to give notices pursuant to this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(k)  The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer (so long as no Note Insurer Default exists) or Holders of Notes representing not less than 25% of the Note Principal Balance of the Notes and provided that the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture. The Indenture Trustee may require indemnity satisfactory to it against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Noteholders requesting the investigation.

(l)  Should the Indenture Trustee deem the nature of any action required on its part to be unclear, the Indenture Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions.

(m)  The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act.

(n)  The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(o)  The Indenture Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any HELOC by the Sponsor pursuant to this Indenture, the Sale and Servicing Agreement or the Master PSA, as applicable, or the eligibility of any HELOC for purposes of this Indenture.

Section 6.03  Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 hereof.

Section 6.04  Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05  Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder and the Note Insurer notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.

Section 6.06  Reports to Residual Certificateholders. The Indenture Trustee shall furnish quarterly to the Holders of the Residual Certificates each applicable Form 1066Q and shall respond to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the original issue discount (or, in the case of the HELOCs, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of Regular Interests or Residual Interests created hereunder and to the HELOCs, together with each constant yield to maturity used in computing the same.

Section 6.07  Compensation. The Indenture Trustee fee will be an amount equal to one-twelfth of the Indenture Trustee fee rate for each HELOC on the Stated Principal Balance of such HELOC. The Indenture Trustee fee rate with respect to each HELOC will be equal to the Indenture Trustee Fee Rate. In addition, the Indenture Trustee will each be entitled to recover from the Payment Account pursuant to Section 4.04 of the Sale and Servicing Agreement all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee in connection with any breach of this Indenture or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, the Indenture Trustee (including in its capacity as Custodian) and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein.

The Issuing Entity's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08  Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor indenture trustee shall become effective until the acceptance of appointment by the successor indenture trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuing Entity and the Note Insurer. The Note Insurer (so long as no Note Insurer Default exists) or the Holders of a majority of Note Principal Balances of the Class A Notes, with the consent of the Note Insurer (so long as no Note Insurer Default exists) may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall, with the consent of the Note Insurer (so long as no Note Insurer Default exists) remove the Indenture Trustee if:

(i)  the Indenture Trustee fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;

(ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)  the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall, with the consent of the Note Insurer (so long as no Note Insurer Default exists) promptly appoint a successor indenture trustee.

The successor indenture trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Note Insurer and to the Issuing Entity. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor indenture trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor indenture trustee shall each mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor indenture trustee.

If a successor indenture trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity, the Note Insurer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09  Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor indenture trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies, the Note Insurer and the Issuing Entity with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Note Insurer, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11  Eligibility; Disqualification. The Indenture Trustee hereunder shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.08 hereof.

The Indenture Trustee and any successor indenture trustee (i) may not be an originator, a servicer, a subservicer, the Depositor or an affiliate of the Depositor unless the Indenture Trustee is an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must at all times be rated at least "A/F1" by Fitch if rated by Fitch.

Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor indenture trustee as provided in Section 6.08 hereof.

Section 6.12  Representations and Warranties. The Indenture Trustee hereby represents that:

(i)  The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)  The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(iii)   The Indenture Trustee is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the New York Uniform Commercial Code, and that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-50(1) of the New York Uniform Commercial Code;

(iv)  With respect to Section 11.11, the “securities intermediary’s jurisdiction” as defined in the New York Uniform Commercial Code, as applicable to this Indenture, shall be the State of New York; and

(v)  The Indenture Trustee is not a “clearing corporation”, as such term is defined in Section 8-102(a)(5) of the New York Uniform Commercial Code.

Section 6.13  Directions to Indenture Trustee.

(a)  The Indenture Trustee is hereby directed to accept the pledge of the HELOCs and hold the assets of the Issuing Entity in trust for the Noteholders and the Note Insurer and to exercise and deliver the Custodial Agreement and the Insurance Agreement and to acknowledge and agree to the Sale and Servicing Agreement.

(b)  the Indenture Trustee is hereby directed to (i) authenticate and deliver the Notes substantially in the form prescribed by Exhibit A to this Indenture in accordance with the terms of this Indenture and to take all other actions as shall be required to be taken by the Indenture Trustee pursuant to the terms of this Indenture and the other Basic Documents.

Section 6.14  The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee’s liability and to its rights and protections shall inure also to the Paying Agent, Note Registrar and Certificate Registrar.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01  Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee and the Note Insurer may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.02  Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.03  Fiscal Year. Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

Section 7.04  Statements to Noteholders and Certificateholders. (a) With respect to each Payment Date, the Indenture Trustee shall make available via the Indenture Trustee’s website, initially located at https://www.tss.db.com/invr, to each Noteholder and each Certificateholder, the Indenture Trustee, the Depositor, the Issuing Entity, the Sponsor, the Owner Trustee, the Certificate Paying Agent, the Note Insurer and the Rating Agencies, a statement setting forth the following information as to the Notes, to the extent applicable:

(i)  the applicable Record Date, Accrual Period, Interest Determination Date and Payment Date;

(ii)  the Interest Remittance Amount, the Principal Collection Amount, the Principal Distribution Amount, the Basic Principal Distribution Amount, the Extra Principal Distribution Amount, the Interest Shortfall, the Basis Risk Carry Forward Amount (and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account), the Unpaid Interest Shortfall Amount on the Class A Notes for such Payment Date, and the amount of Liquidation Proceeds;

(iii)  the amounts of Servicing Fees, Indenture Trustee Fees and other fees and expenses accrued and paid;

(iv)  (a) the amount of such distribution to the Class A Notes applied to reduce the Note Principal Balance thereof, and (b) the aggregate amount included therein representing principal prepayments;

(v)  the amount of distributions (if any) to the Certificates;

(vi)  the Note Interest Rate and the Certificate Interest Rate with respect to such Payment Date;

(vii)  the Overcollateralization Amount and the Overcollateralization Target Amount;

(viii)  the amount of any Net Monthly Excess Cashflow and the allocation of Net Monthly Excess Cashflow to the Noteholders and Certificateholders;

(ix)  the Insurer Premium and any amounts paid or owed to the Note Insurer under the Insurance Agreement;

(x)  the amount, if any, paid by the Note Insurer under the Policy for such Payment Date and the aggregate amounts for all prior Payment Dates paid by the Note Insurer under the Policy and not yet reimbursed;

(xi)  if the distribution to the Holders of the Class A Notes and the Class S Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(xii)  the number and the aggregate Stated Principal Balance of the HELOCs as of the end of the related Due Period;

(xiii)  the amount of Draws on the HELOCs;

(xiv)  the aggregate Note Principal Balance of the Class A Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof after giving effect to the distribution of principal on such Payment Date;

(xv)  the number and aggregate Stated Principal Balance of HELOCs (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and more than 180 days, (b) in foreclosure, (c) that have become REO Property, and (d) in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(xvi)  for each of the preceding 12 calendar months, or all calendar months since the related Cut-Off Date, whichever is less, the aggregate dollar amount of the scheduled payments (a) due on all outstanding HELOCs on each of the due dates in each such month and (b) delinquent 60 days or more on each of the due dates in each such month;

(xvii)  the aggregate Realized Loss Amounts with respect to the related Payment Date and cumulative Realized Loss Amounts since the Closing Date;

(xviii)  the amount on deposit in the Excess Reserve Fund Account (after giving effect to payments on such Payment Date);

(xix)  the number and aggregate Stated Principal Balance of HELOCs repurchased pursuant to the Sale and Servicing Agreement or the Master PSA for the related Payment Date and cumulatively since the Closing Date;

(xx)  with respect to all HELOCs that became REO Properties during the preceding calendar month, the aggregate number of such HELOCs and the aggregate Stated Principal Balance of such HELOCs as of the close of business on the last Business Day of the immediately preceding month;

(xxi)  the total number and principal balance of any REO Properties (and market value, if available), as of the close of business on the last business day of the immediately preceding month;

(xxii)  the amount of any Relief Act Shortfalls for such Payment Date;

(xxiii)  a statement as to whether a Trigger Event or a Rapid Amortization Event has occurred, including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all HELOCs 60 or more days delinquent;

(xxiv)  the amount of any Subsequent Recoveries;

(xxv)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the related Due Period;

(xxvi)  material breached of pool asset representations or warranties;

(xxvii)  the amount distributed to the Holders of the Class X Certificates; and

(xxviii)  each HELOC that has been released from the Trust Estate to the Class X-1 Certificateholder.

Items (iv) and (v) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, within a reasonable period of time at the end of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (ii) and (iii) with respect to the Notes for such calendar year.

The Indenture Trustee may conclusively rely upon the information provided by the Servicer to the Indenture Trustee in its preparation of monthly statements to Noteholders.

The Indenture Trustee will make the monthly statements provided for in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to the Note Insurer, each Noteholder and each Certificateholder, the Depositor, the Issuing Entity, the Sponsor, the Owner Trustee, the Certificate Paying Agent and the Rating Agency via the Indenture Trustee 's website. The Indenture Trustee’s website shall initially be located at “https://www.tss.db.com/invr.” Assistance in using the website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee’s investor relations desk and indicating such. The Indenture Trustee may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01  Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02  Officer’s Certificate. The Indenture Trustee shall receive at least seven Business Days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.06(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.03  Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders, the Note Insurer and the Indenture Trustee of all amounts required to be distributed pursuant to Article III and the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof or (ii) the Latest Possible Maturity Date.

Section 8.04  Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any purchase of a HELOC by the majority Holder of the Class X Certificates pursuant to Section 8.06 of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)  The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all sums due to the Note Insurer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c)  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuing Entity and a letter from the Note Insurer stating that the Note Insurer has no objection to such request from the Issuing Entity.

Section 8.05  Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon.

Section 8.06  Optional Redemption of the HELOCs. (a) The Holder of the Class X Certificates, or if there is no single holder, the majority Holder of the Class X Certificates, shall have the option to request the Servicer to purchase the assets of the Trust on behalf of such Holder of the Class X Certificates and thereby cause the redemption of the Notes, in whole, but not in part, on or after the Payment Date on which the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes; provided that if the Depositor or one of its Affiliates is a Class X Certificateholder exercising this option, it may only do so with at least one unaffiliated Person that holds at least a 10% percentage interest in the Class X Certificates. Such optional purchase shall be subject to the Note Insurer’s consent if the termination would result in a draw on the Policy or if, after such purchase, amounts would remain owed to the Note Insurer under this Indenture or the Insurance Agreement. The aggregate redemption price (the “Redemption Price”) for the Notes will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the sum of the outstanding principal balance of the HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final Payment Date; provided that the option shall only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes.

(b)  In order to exercise the foregoing option, the Holder of the Class X Certificates, or if there is no single holder, the majority Holder of the Class X Certificates, shall provide written notice of its exercise of such option to the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Note Insurer and the Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide written notice to the Noteholders of the final payment on the Notes. In addition, the Holder of the Class X Certificates, or if there is no single holder, the majority Holder of the Class X Certificates, shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in (a) above with the Indenture Trustee, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.02 hereof and payment to the Indenture Trustee and the Servicer as set forth in (a) above, and this Indenture shall be discharged subject to the provisions of Section 4.09 hereof. If for any reason the amount deposited by the Holder of the Class X Certificates, or if there is no single holder, the majority Holder of the Class X Certificates, is not sufficient to make such redemption or such redemption cannot be completed for any reason, (a) the amount so deposited by the Holder of the Class X Certificates, or if there is no single holder, the majority Holder of the Class X Certificates, with the Indenture Trustee shall be immediately returned to the Holder of the Class X Certificates, or if there is no single holder, the majority Holder of the Class X Certificates, in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the Notes shall continue to bear interest at the related Note Interest Rate.

(c)  Upon exercise by the Class X Certificateholder or the majority Holder of the Class X Certificates, as applicable, of its purchase option as provided in clause (a) above, the Notes shall be redeemed and the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Indenture Trustee and Owner Trustee have been supplied with an Opinion of Counsel addressed to the Indenture Trustee and Owner Trustee, at the expense of the Class X Certificateholder or the majority Holder of the Class X Certificates, as applicable, to the effect that the failure of the Trust Estate to comply with the requirements of this clause (c) will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC created hereunder, or (ii) cause a REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding:

(i) The Class X Certificateholder or the majority Holder of the Class X Certificates, as applicable, shall establish a 90-day liquidation period and notify the Indenture Trustee and Owner Trustee thereof, and the Indenture Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each REMIC created hereunder pursuant to Treasury Regulation Section 1.860F-1. The Class X Certificateholder or the majority Holder of the Class X Certificates, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Class X Certificateholder or the majority Holder of the Class X Certificates, as applicable;

(ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Notes and Certificates, the Indenture Trustee shall sell all of the assets of REMIC I for cash; and

(iii) At the time of the making of the final payment on the Notes and Certificates, the Indenture Trustee and Owner Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificate Paying Agent for distribution to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and each REMIC shall terminate at that time.

(iv) By their acceptance of the Notes, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and the adoption of a plan of complete liquidation for each REMIC created hereunder, which authorization shall be binding upon all successor Noteholders.

(v) The Indenture Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Class X Certificateholder or the majority Holder of the Class X Certificates, as applicable, and the receipt of the Opinion of Counsel referred to in clause (c)(i) above and to take such other action in connection therewith as may be reasonably requested by the Class X Certificateholder or the majority Holder of the Class X Certificates, as applicable.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes or Certificates and prior notice to the Rating Agencies, the Note Insurer, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, at any time and from time to time, may enter into (or consent to, in the case of the Note Insurer) one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

(iii)  to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes and Certificates, or to surrender any right or power herein conferred upon the Issuing Entity;

(iv)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(v)  to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes or the Note Insurer; provided further, that such supplemental indenture will be deemed to not materially and adversely affect the interests of the Holders of the Notes if a Rating Confirmation is received with respect to such supplemental indenture;

(vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

(vii)  to modify, eliminate or add to any of the provisions herein to such extent as shall be necessary or appropriate to maintain the qualification of any REMIC created hereunder as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC created hereunder pursuant to the Code that would be a claim against any such at any time prior to the final redemption of the Notes and Certificates, provided that the Indenture Trustee, the Note Insurer and Owner Trustee have been provided an Opinion of Counsel addressed to the Indenture Trustee and Owner Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Indenture Trustee, the Note Insurer, Owner Trustee or the Trust Estate, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee, the Note Insurer and the Owner Trustee shall have received an Opinion of Counsel not at the expense of the Indenture Trustee as to the enforceability of any such indenture supplement and to the effect that (i) such indenture supplement is permitted hereunder and will not materially and adversely affect the Holders of the Notes or the Note Insurer, and (ii) entering into such indenture supplement will not cause the imposition of any tax on any REMIC created hereunder, any Noteholder or any Certificateholder or cause any of REMIC created hereunder to cease to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, in the case of the Indenture Trustee, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agency, but only with the consent of the Note Insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel addressed to the Indenture Trustee and Owner Trustee, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Noteholder or the Note Insurer and (iii) shall not cause the imposition of any tax on any REMIC created hereunder, any Noteholder or any Certificateholder or cause any of REMIC created hereunder to cease to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

Section 9.02  Supplemental Indentures With Consent of Noteholders. The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request in the case of the Indenture Trustee, also may, with prior notice to the Rating Agencies and, with the consent of the Holders of not less than a majority of the Note Principal Balance of the Class A Notes affected thereby and the Note Insurer (so long as no Note Insurer Default exists), by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)  change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)  reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)  modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(iv)  reduce the percentage of the Note Principal Balances of the Notes, required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)  modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Indenture Trustee and Owner Trustee, cause the imposition of any tax on any REMIC created hereunder, any Noteholder or any Certificateholder or cause any of REMIC created hereunder to cease to qualify as a REMIC at any time that any Notes or Certificates are outstanding.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03  Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel not at the expense of the Indenture Trustee stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04  Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05  Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06  Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

TAX MATTERS

Section 10.01  Description of REMICs and Designation of REMIC Interests.

REMIC I

As provided herein, the Indenture Trustee will elect to treat the segregated pool of assets consisting of the HELOCs and certain other related assets subject to this Indenture and the Basic Documents (other than the Excess Reserve Fund Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class S Certificates will be the sole class of Residual Interests in REMIC I for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
A	Variable(2)	$132,276,021.43	November 2036
B	Variable(2)	$660,978.57	November 2036
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date immediately following the maturity date for the HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Indenture Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R-1 Interest will be the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.

Designation	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$130,278,260.00	November 2036
A	Variable(2)	$1,329,370.00	November 2036
ZZ	Variable(2)	$1,329,370.00	November 2036
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date immediately following the maturity date for the HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.

REMIC III

As provided herein, the Indenture Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class R-2 Interest will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, interest rate, initial principal balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the Class A Notes and Certificates that represents ownership of one or more of the Regular Interests in REMIC III created hereunder.

Class Designation	Interest Rate	Initial Principal Balance	Latest Possible Maturity Date(1)
A	Variable(2)	$132,937,000.00	November 2036
X Interest	Variable(3)	$0.00	November 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date in the month following the maturity date for the HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each Note and Certificate described above.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)
The Class X Interest will accrue interest at its variable interest rate calculated in accordance with the definition of “Class X Interest Rate” on the Notional Amount of the Class X Interest outstanding from time to time, which shall equal the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests. The Class X Interest will not accrue interest on its Certificate Principal Balance.

REMIC IV

As provided herein, the Indenture Trustee will elect to treat the segregated pool of assets consisting of the Class X Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The Class R-III Certificates will represent the sole class of Residual Interests in REMIC IV for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, interest rate, initial principal balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates that represents ownership of the Regular Interests in REMIC IV created hereunder.

Class Designation	Interest Rate	Initial Principal Balance	Latest Possible Maturity Date(1)
X	Variable(2)	$0.00	November 2036
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date immediately following the maturity date for the HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC IV Regular Interest.

(2)	The Class X Certificates will be entitled to 100% of amounts distributed on the Class X Interest.

Section 10.02  REMIC Elections and REMIC Distributions.

(a)            The Indenture Trustee shall elect that each of REMIC I, REMIC II and REMIC III and REMIC IV shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Indenture or any of the Basic Documents or in the administration of this Indenture or the Basic Documents shall be resolved in a manner that preserves the validity of such REMIC elections.

(b)            On each Payment Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Payment Account and distributed to the Holders of the Class S Certificates, as the case may be:

(i)             to the holders of REMIC I Regular Interest A the Floating Allocation Percentage of the Interest Remittance Amount, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interest for such Payment Date, plus (B) any amounts in respect thereof remaining unpaid from previous Payment Dates;

(ii)            100% of the Available Principal Payment Amount for such Payment Date first, to REMIC I Regular Interest B, until the Uncertificated Principal Balance is reduced to zero, and then, to REMIC I Regular Interest A; and

(iii)           any remaining amount to the Holders of the Class R-1 Certificates.

(c)            On each Payment Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Payment Account and distributed to the Holders of the Class R-1 Interest, as the case may be:

(i)             to the holders of each REMIC II Regular Interest the Floating Allocation Percentage of the Interest Remittance Amount, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Payment Date, plus (B) any amounts in respect thereof remaining unpaid from previous Payment Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the holders of REMIC II Regular Interest A in the same proportion as the Overcollateralization Increase Amount is allocated to the Class A Notes, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

(ii)            to the holders of REMIC II Regular Interests the Available Principal Payment Amount for such Payment Date, allocated as follows:

(A)  98% of such amount to the holders of REMIC II Regular Interest AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(B)  2% of such remainder, first, to the holders of REMIC II Regular Interest A in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Class A Notes for each such REMIC II Regular Interest, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and second, to the holders of REMIC II Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; then

(C)  any remaining amount to the Holders of the Class R-2 Interest.

(d)            On each Payment Date, an amount equal to the amounts distributed pursuant to Sections 3.02(c)(1) and 3.02(c)(2) on such date shall be deemed distributed to the Class X Certificate in respect of the Class X Distribution Amount. One hundred percent of amounts distributed on the Class X Certificates shall be deemed to have been distributed on the Class X Interest.

Section 10.03  Allocation of Realized Loss Amounts.

All Realized Loss Amounts on the HELOCs shall be allocated on each Payment Date to REMIC I Regular Interest B until the Uncertificated Principal Balance has been reduced to zero and then to REMIC I Regular Interest B until the Uncertificated Principal Balance has been reduced to zero.

All Realized Loss Amounts on the HELOCs shall be allocated on each Payment Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; and second, to the Uncertificated Principal Balances of the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98.00% and 2.00%, respectively. Any subsequent allocation of Realized Loss Amounts to the Notes pursuant to Section 3.21 shall be allocated to the Uncertificated Balances of REMIC II Regular Interest A, 1.00%, and to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ, 1.00%, until the Uncertificated Principal Balance of REMIC II Regular Interest A has been reduced to zero.

Section 10.04  Tax Administration.

It is intended that the Trust Estate shall constitute, and that the affairs of the Trust Estate shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Indenture Trustee covenants and agrees that it shall act as agent (and the Indenture Trustee is hereby appointed to act as agent) on behalf of the Trust Estate. The Indenture Trustee, as agent on behalf of the Trust Estate, shall do or refrain from doing, as applicable, the following: (a) the Indenture Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Noteholders and Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Indenture Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the Person that the Holders of the Notes and Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Estate; (c) the Indenture Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Indenture Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Noteholders and Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Indenture Trustee shall provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Indenture Trustee shall, to the extent under their control, conduct the affairs of the Trust Estate at all times that any Notes or Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Indenture Trustee shall not knowingly or intentionally take any action or omit to take any action that would (i) cause the termination of the REMIC status of any REMIC formed hereunder or (ii) result in the imposition of a tax upon any of REMIC formed hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); (h) the Indenture Trustee shall pay, from the sources specified in the penultimate paragraph of this Section 10.04, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Estate when and as the same shall be due and payable (but such obligation shall not prevent the Indenture Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Indenture Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Indenture Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Estate property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (j) the Indenture Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (k) the Indenture Trustee shall not enter into any arrangement not otherwise provided for in this Indenture or the Basic Documents by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (l) as and when necessary and appropriate, the Indenture Trustee, at the expense of the Trust Estate, shall represent the Trust Estate in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Estate, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Indenture Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Indenture Trustee within 10 days after the Closing Date all information or data that the Indenture Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Notes and Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Notes and Certificates and the HELOCs. Thereafter, the Depositor shall provide to the Indenture Trustee promptly upon written request therefor, any such additional information or data that the Indenture Trustee may, from time to time, request in order to enable the Indenture Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Indenture Trustee for any losses, liabilities, damages, claims or expenses of the Indenture Trustee arising from any errors or miscalculations of the Indenture Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Indenture Trustee on a timely basis.

The Indenture Trustee shall not sell or dispose of any of the HELOCs (except in connection with (i) the default, imminent default or foreclosure of a HELOC, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Section 8.06 of this Indenture or (iv) a purchase of HELOCs pursuant to Article II of the Sale and Servicing Agreement), acquire any assets for any REMIC or sell or dispose of any investments in any Account for gain, or accept any contributions to any REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, acquisition or contribution will not (a) affect adversely the status of any of REMIC formed hereunder as a REMIC or (b) cause any REMIC to be subject to a tax on “prohibited transactions” or “ contributions” pursuant to the REMIC Provisions.

In the event that any tax is imposed on “prohibited transactions” as defined in Section 860F(a)(2) of the Code of any REMIC created hereunder, on the “net income from foreclosure property” of the Trust Estate as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Closing Date pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any REMIC created hereunder, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Indenture Trustee or Owner Trustee, if any such other tax arises out of or results from a breach by the Indenture Trustee or Owner Trustee of any of its obligations under this Indenture or the Basic Documents, (ii) any party hereto (other than the Indenture Trustee and Owner Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Indenture or the Basic Documents or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Residual Certificateholders, and second to the Class A Notes. Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Notes or Certificates, the Indenture Trustee is hereby authorized to retain on any Payment Date, from the Holders of the Residual Certificates (and, if necessary, second, from the Holders of the Notes in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Indenture Trustee shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Indenture Trustee agrees that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 11.04, it will promptly notify and provide such information to such other party.

Section 10.05  Tax Treatment of Basis Risk Carry Forward Amounts.

For federal income tax purposes, the Indenture Trustee shall treat the Excess Reserve Fund Account as beneficially owned by the Holders of the Class X Certificates. The Indenture Trustee shall treat the rights that the Class A Notes have to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of the Class A Notes. Accordingly, the Class A Notes will be comprised of two components - a REMIC Regular Note and an interest in an interest rate cap contract, and the Class X Certificateholders will be comprised of two components - a REMIC Regular Certificate and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Indenture Trustee shall allocate the issue price for the Class A Notes among the respective components for purposes of determining the issue price of the applicable REMIC Regular Notes based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Indenture Trustee is hereby directed to assign a value of zero to the right of each Holder of a Class A Note to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Holder of a Class A Note between such right and the related REMIC Regular Note.

ARTICLE XI

MISCELLANEOUS

Section 11.01  Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee and the Note Insurer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)  a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4)  a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5)  if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b)  (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

(ii)  Whenever the Issuing Entity is required to furnish to the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

(iii)  Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)  Whenever the Issuing Entity is required to furnish to the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

Section 11.02  Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Sponsor or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Sponsor or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03  Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)  The ownership of Notes shall be proved by the Note Registrar.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04  Notices etc., to Indenture Trustee, Issuing Entity, Note Insurer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i)  the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity;

(ii)  the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: GSR Trust 2007-HEL1, in care of Owner Trustee at the Corporate Trust Office, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee; and

(iii)  the Note Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management-Structured Finance (IPM-SF), GSR Trust 2007-HEL1.

Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid: in the case of Moody’s, to Moody’s, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; and in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 11.05  Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 11.06  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.07  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 11.08  Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.09  Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10  Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.11  GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12  Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.13  Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.14  Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 11.15  No Petition. The Indenture Trustee, by entering into this Indenture, each Noteholder, by accepting a Note and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents; provided however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any proceeding.

Section 11.16  Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee and the Note Insurer, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Note insurer shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law or by any regulatory or administrative authority and except to the extent that the Indenture Trustee and the Note Insurer may reasonably determine that such disclosure is consistent with its obligations hereunder; provided, however, the Indenture Trustee and the Note Insurer may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 11.17  Benefits of Indenture. The Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. To the extent that this Indenture confers upon or gives or grants to the Note Insurer any right, remedy or claim under or by reason of this Indenture, the Note Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the Note Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.18  Indenture Trustee to Hold Policy. The Indenture Trustee will hold the Policy in trust as agent for the Class A Notes and the Class S Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Each Class A Noteholder, by accepting its Note and each Holder of a Class S Certificate, appoints the Indenture Trustee as attorney-in-fact for the purpose of making claims on the Policy. The Indenture Trustee shall surrender the Policy to the Note Insurer for cancellation upon the expiration of the term of the Policy following the retirement of the Class A Notes and the Class S Certificates.

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GSR TRUST 2007-HEL1, as Issuing Entity By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Michelle C. Harra
Name:	Michelle C. Harra
Title:	Financial Services Officer

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Manuel Rivas
Name:	Manuel Rivas
Title:	Authorized Signer

By:	/s/ Mei Nghia
Name:	Mei Nghia
Title:	Authorized Signer

STATE OF DELAWARE	)
)
COUNTY OF ___________	)

On the 17th day of April, 2007, before me personally appeared ________________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) ____________________of the Owner Trustee, one of the entities described in and which executed the above instrument; and that he/her signed his/her name thereto by like order.

Notary Public

[NOTARIAL SEAL]

STATE OF _____________	)
)
COUNTY OF ___________	)

On the 17th day of April, 2007, before me personally appeared _____________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) _________________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he/she signed his/her name thereto by like order.

Notary Public

[NOTARIAL SEAL]

EXHIBIT A

FORM OF CLASS A NOTES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE NOTE PRINCIPAL BALANCE OF THIS NOTE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE NOTE PRINCIPAL BALANCE OF THIS NOTE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN ITS NOTE PRINCIPAL BALANCE BY INQUIRY OF THE INDENTURE TRUSTEE NAMED HEREIN.

EACH HOLDER OF A NOTE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 4.12 OF THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUING ENTITY, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUING ENTITY IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

No. 1	Note Interest Rate: Adjustable Rate

Class A

Cut-off Date: April 9, 2007	Aggregate Initial Note Principal Balance of this Note as of the Cut-off Date: $[____________]

Date of Indenture: April 17, 2007

First Payment Date: May 15, 2007	Initial Note Principal Balance of this Note as of the Cut-off Date: $[______________]

Indenture Trustee: Deutsche Bank National Trust Company	CUSIP: [ ]

Final Scheduled Payment Date: November [ ], 2036

GSR TRUST 2007-HEL1
MORTGAGE-BACKED NOTES
SERIES 2007-HEL1

evidencing a Percentage Interest in the distributions allocable to the Class A Notes with respect to a Trust Estate consisting primarily of a pool of home equity lines of credit that are secured by junior liens on one- to four- family residences sold by GS Mortgage Securities Corp.

This Note is payable solely from the assets of the Trust Estate, and does not represent an obligation of or interest in GS Mortgage Securities Corp., the Owner Trustee or the Indenture Trustee referred to below or any of their affiliates or any other person. Neither this Note nor the underlying HELOCs are guaranteed or insured by any governmental entity or by GS Mortgage Securities Corp. the Owner Trustee or the Indenture Trustee or any of their affiliates or any other person. None of GS Mortgage Securities Corp., the Indenture Trustee or any of their affiliates will have any obligation with respect to any note or other obligation secured by or payable from payments on the Notes.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Note. This Note is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes, Series 2007-HEL1 (the “Notes”), issued under an Indenture dated as of April 17, 2007 (the “Indenture”), between the Issuing Entity and Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Interest on this Note will accrue from and including the immediately preceding Payment Date (or with respect to the First Payment Date, the Closing Date) to and including the day prior to the current Payment Date on the Note Principal Balance hereof at a per annum rate equal to the Note Interest Rate set forth above. The Indenture Trustee will distribute on the 15th day of each month, or, if such 15th day is not a Business Day, the immediately following Business Day (each, a “Payment Date”), commencing on the First Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the Business Day immediately preceding such Payment Date so long as such Note remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Payment Date), an amount equal to the product of the Percentage Interest evidenced by this Note and the amount (of interest and principal, if any) required to be distributed to the Holders of Notes of the same Class as this Note. The Final Scheduled Payment Date is the Payment Date in November, 2036.

Payments on this Note will be made by the Indenture Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, if such Person so requests by notifying the Indenture Trustee in writing as specified in the Indenture. Notwithstanding the above, the final distribution on this Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency appointed by the Indenture Trustee for that purpose and designated in such notice. The initial Note Principal Balance of this Note is set forth above. The Note Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

This Note is one of a duly authorized issue of Notes designated as set forth on the face hereof. The Notes, in the aggregate, evidence the entire beneficial ownership interest in the Trust Estate (the “Trust Estate”), generally consisting primarily of a pool of home equity lines of credit that are secured by junior liens on one- to four- family residences (collectively, the “HELOCs”), formed pursuant to the Indenture.

MBIA Insurance Corporation (the “Note Insurer”), in consideration of the payment of the premium and subject to the terms of the financial guaranty insurance policy (the “Policy”) issued thereby, has unconditionally and irrevocably guaranteed the payment of an amount equal to the Insured Amount with respect to the Class A Notes with respect to each Payment Date.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the Trust Estate for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under this Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Indenture Trustee.

Each holder of a Note or beneficial ownership shall be deemed to have made the representations set forth in Section 4.12 of the Indenture.

The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture from time to time by the parties thereto of each Class of Notes affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Note shall be conclusive and binding on such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Notes. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Notes, with the prior written consent of the Note Insurer.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Notes is registrable with the Indenture Trustee upon surrender of this Notes for registration of transfer at the offices or agencies maintained by the Indenture Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Notes are issuable only as registered Notes without coupons in the Classes and denominations specified in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for one or more new Notes evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Noteholders for any such registration of transfer, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuing Entity and the Indenture Trustee and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuing Entity or the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Indenture and the Trust Estate created thereby (other than the obligations to make payments to Noteholders with respect to the termination of the Indenture) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last HELOC remaining in the Trust Estate and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any HELOC and (B) the remittance of all funds due under the Indenture, or (ii) the optional repurchase by the party named in the Indenture of all the HELOCs and other assets of the Trust Estate in accordance with the terms of the Indenture. Such optional repurchase may be made on any Payment Date after the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes. The exercise of such right will effect the early retirement of the Notes. In no event, however, will the Trust Estate created by the Indenture continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 8.03 of the Indenture and (ii) the Latest Possible Maturity Date as specified in the Indenture.

Unless this Note has been countersigned by an authorized signatory of the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid for any purpose.

IN WITNESS WHEREOF, the Indenture Trustee has caused this Note to be duly executed.

Dated: April 17, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage-Backed Notes and hereby authorizes the transfer of registration of such interest to assignee on the Note Register of the Trust Estate.

I (We) further direct the Indenture Trustee to issue a new Note of a like denomination and Class, to the above named assignee and deliver such Note to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Payments shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT B

HELOC SCHEDULE

(Please See Exhibit A to the Sale and Servicing Agreement)

EXHIBIT C

FORM OF POLICY

FINANCIAL GUARANTY INSURANCE POLICY

POLICY NUMBER: 494530

OBLIGATIONS:	$132,937,000
GSR Trust 2007-HELl
Mortgage-Backed Notes, Series 2007-HELl and GSR Trust 2007-HELl Class S Certificates, in an amount not to exceed $19,469,984.16

MBIA Insurance Corporation (the “Insurer”), in consideration of the payment of the premium and subject to the terms of this Financial Guaranty Insurance Policy (this “Policy”), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by Deutsche Bank National Trust Company, or its successors, as indenture trustee and certificate paying agent for the Owners (in such capacities, the “Indenture Trustee”), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner’s proportionate share of the Insured Amount. The Insurer’s obligations hereunder with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be made only at the time set forth in this Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

Notwithstanding the foregoing, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the “Fiscal Agent”), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

Insured Amounts due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Amount and legally available therefor.

The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

As used herein, the following terms shall have the following meanings:

“Agreement” means the Indenture dated as of April 17, 2007, among the GSR Trust 2007-HELl, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

“Business Day” means any day other than (a) a Saturday or a Sunday (b) a day on which banking institutions in the States of New York, California, Minnesota or Delaware are required or authorized by law or executive order to be closed.

“Deficiency Amount” means, for any Payment Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b) amounts on deposit in the Payment Account available to pay such Scheduled Payments and any other amounts available to the Indenture Trustee or Certificate Paying Agent for payment of such Scheduled Payments.

“Insured Amount” means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

“Owner” means each Noteholder and Class S Certificateholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

“Preference Amount” means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

“Scheduled Payments” means, with respect to each payment date, the payment to be made to Owners in an aggregate amount equal to (i) the Accrued Interest and Class S Certificate Interest due on the Obligations, (ii) for the Payment Date occurring in November, 2036, the Guaranteed Payment Amount, (iii) for any other Payment Date, the principal portion of any Liquidation Loss Amount to the extent not covered by the Overcollateralization Amount and after application of any excess interest, in each case in accordance with the original terms of the Indenture, the Trust Agreement and the Obligations when issued and without regard to any amendment or modification of the Indenture, the Trust Agreement or the Obligations except amendments or modifications to which the Insurer has given its prior written consent.

Scheduled Payments will not include, nor shall coverage be provided under this Policy in respect of, any Interest Shortfalls, as defined in the Agreement, (including any Relief Act shortfalls with respect to any Relief Act HELOCS or Prepayment Interest Shortfalls) or any Basis Risk Carry Forward Amounts that may be incurred or that may be distributable to the Obligations, Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the Issuer, an election by the Issuer to pay principal on an accelerated basis, the occurrence of an Event of Default under the Indenture or any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, this Policy will continue to guarantee payment on the Obligations in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Obligations attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the Obligations, or by reason of any deterioration of the creditworthiness of the Issuer, nor shall Scheduled Payments include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to an Owner.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 17th day of April, 2007.

MBIA INSURANCE CORPORATION

By:
Title:	President

Attest:

By:
Title:	Assistant Secretary

EXHIBIT A
TO FINANCIAL GUARANTY INSURANCE
POLICY NUMBER: 494530

NOTICE UNDER FINANCIAL GUARANTY
INSURANCE POLICY NUMBER: 494530

U.S. Bank Trust National Association, as Fiscal Agent for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY 10006
Attention:  Municipal Registrar and Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE] as indenture trustee (the “Indenture Trustee”), hereby certifies to U.S. Bank Trust National Association (the “Fiscal Agent”) and MBIA Insurance Corporation (the “Insurer”), with reference to Financial Guaranty Insurance Policy Number: 494530 (the “Policy”) issued by the Insurer in respect of the $132,937,000 GSR Trust 2007-HELl Mortgage-Backed Notes, Series 2007-HELl and GSR Trust 2007-HELl, Class S Certificates, in an amount not to exceed $19,469,984.16 (the “Obligations”), that:

(a)  the Indenture Trustee is the indenture trustee under the Indenture dated as of April 17, 2007 between GSR Trust 2007-HELl, as Issuer, and the Indenture Trustee, as indenture trustee for the Owners;

(b)  the amount due under the definition of Deficiency Amount for any Payment Date occurring on [___] (the “Applicable Payment Date”) is $[__________] (the “Deficiency Amount”);

(c)  the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[__________] (the “Preference Amount”);

(d)  the total Insured Amount due is $[__________], which amount equals the sum of the Deficiency Amount and the Preference Amount;

(e)  the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Amount set forth in (b) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Amount set forth in (c) above to be applied to the payment of any Preference Amount; and

(f)  the Indenture Trustee directs that payment of the Insured Amount be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [INDENTURE TRUSTEE’S ACCOUNT NUMBER].

Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice under the Policy as of the [__] day of [_____________], [__].

[NAME OF INDENTURE TRUSTEE], as Indenture Trustee

By:
Title:

CERTIFICATE OF
MBIA INSURANCE CORPORATION

To the Parties on the Attached Schedule I.

$132,937,000
GSR Trust 2007-HELl
Mortgage-Backed Notes, Series 2007-HELl and GSR Trust 2007-HELl
Class S Certificates, in an amount not to exceed $19,469,984.16

Ladies and Gentlemen:

Reference is made to the Free Writing Prospectus (the “Free Writing Prospectus”) dated April 5, 2007 and the Prospectus Supplement (the “Prospectus Supplement”) dated April 16, 2007 with respect to the above-mentioned notes. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus Supplement or the Indenture (as defined in the Prospectus Supplement). With respect to the GSR Trust 2007-HELl, Mortgage-Backed Notes, Series. 2007-HELl (the “Notes”) and GSR Trust 2007-HELl, Series S Certificates, the undersigned hereby certifies the following:

(a)  The undersigned is a duly authorized representative of MBIA Insurance Corporation (the “Insurer”) and is authorized to execute and deliver this certificate.

(b)  The consolidated financial statements of the Insurer as of December 31, 2006 and December 31, 2005 and for each of the three years ended December 31, 2006 incorporated by reference in the Free Writing Prospectus and the Prospectus Supplement (the “Insurer Audited Financial Statements”), fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied. Since December 31, 2006 there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy.

(c)  The information set forth in and incorporated by reference in the Free Writing Prospectus and the Prospectus Supplement as of the date hereof under the captions “THE NOTE INSURER” and “THE POLICY” (the “Insurer Information”) is limited and does not purport to provide the scope of disclosure required to be included in a prospectus for a registrant under the Securities Act of 1933, in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, the Insurer Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer’s knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or which would materially and adversely affect its ability to perform its obligations under the Policy, the Insurance Agreement dated as of April 17, 2007 (the “Insurance Agreement”) among the Insurer, Residential Funding Company, LLC, as Original Loan Seller and as Servicer, GSR Trust 2007-HELl, as Issuer, Goldman Sachs Mortgage Company, as Sponsor and GS Mortgage Securities Corp., as Depositor and the Indemnification Agreement, dated as of April 16, 2007 (the “Indemnification Agreement”) relating to the Notes.

(e)  The execution and delivery of the Insurance Agreement and the Indemnification Agreement and the Policy and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of, the Restated Charter or By-Laws of the Insurer, or any agreement, indenture or other instrument to which the Insurer is a party, to the extent such conflict, breach or default would materially and adversely affect the Insurer’s ability to perform its obligations under the Policy.

(f)  The issuance of the Policy and the execution, delivery and performance of the Insurance Agreement and the Indemnification Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer’s board of directors or stockholders, are necessary for the Policy and the Insurance Agreement and the Indemnification Agreement to constitute the legal, valid and binding obligations of the Insurer.

[signature page follows]

Dated this 17th day of April 2007.

MBIA INSURANCE CORPORATION

By:
Assistant Secretary

[Signature Page to MBIA Certificate — GSR 2007-HELl]

SCHEDULE I

Goldman Sachs Mortgage Company	Deutsche Bank National Trust Company
85 Broad Street	1761 East St. Andrew Place
New York, NY 10004	Santa Ana, CA 92705-4934

Residential Funding Company, LLC	Moody’s Investors Service, Inc.
8400 Normandale Lake Boulevard	99 Church Street
Minneapolis, MN 55437	4th Floor
New York, NY 10007

GSR Trust 2007-HELl	Standard & Poor’s Ratings Services
c/o Wilmington Trust Company	55 Water Street
1100 Market Street	New York, NY 10041
Wilmington, DE 19890-0001

GS Mortgage Securities Corp.	Goldman, Sachs & Co.
85 Broad Street	85 Broad Street
New York, NY 10004	New York, NY 10004

Wilmington Trust Company 1100 Market Street Wilmington, DE 19890-0001

APPENDIX A

DEFINITIONS

Account: The Custodial Account, the Payment Account, the Certificate Distribution Account, Policy Payments Account or the Excess Reserve Fund Account, as the context may require.

Accrual Period: With respect to the Notes, the Class S Certificates and the Class X Certificates and any Payment Date, the period from and including the preceding Payment Date (or from the Closing Date, in the case of the first Payment Date) to and including the day prior to the current Payment Date. Calculations of interest on the Notes, the Class S Certificates and the Class X Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Accrued Interest: With respect to the Notes and any Payment Date, the amount of interest accrued during the related Accrual Period on the related Note Principal Balance immediately prior to such Payment Date at the related Note Interest Rate, as reduced by the Notes’ share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act or any similar state statute.

Additional Form 10-D Disclosure: The meaning specified in Section 3.16 of the Sale and Servicing Agreement.

Additional Form 10-K Disclosure: The meaning specified in Section 3.16 of the Sale and Servicing Agreement.

Administration Agreement: The Administration Agreement, dated as of April 17, 2007, among the Issuing Entity, the Depositor, the Owner Trustee and the Indenture Trustee.

Adjustment Date: As to each HELOC, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such HELOC becomes effective.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Annual Statement of Compliance: The meaning specified in Section 3.08 of the Sale and Servicing Agreement.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of “AAA” from Standard & Poor’s or a credit rating of “Aaa” from Moody’s. For any short-term deposit or security, a rating of “A-l+” from Standard & Poor’s or a credit rating of “P-1” from Moody’s.

Appraised Value: For any Mortgaged Property related to a HELOC, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related HELOC.

Assessment of Compliance: The meaning specified in Section 3.09 of the Sale and Servicing Agreement.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Attestation Report: The meaning specified in Section 3.09 of the Sale and Servicing Agreement.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee or the Depositor who is authorized to act for the Owner Trustee or the Depositor, respectively, in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee or the Depositor, as applicable, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any HELOC, any Deficient Valuation or Debt Service Reduction related to such HELOC as reported by the Servicer.

Basic Documents: The Sale and Servicing Agreement, the Master PSA, the PPTL, the Indenture, the Trust Agreement, the Custodial Agreement, the Administration Agreement, the Insurance Agreement and the other documents and certificates delivered in connection with any of the above.

Basic Principal Distribution Amount: With respect to any Payment Date, (i) during the Managed Amortization Period, the aggregate Principal Collection Amount for that Payment Date less the Excess Overcollateralization Amount and the aggregate Draws on the HELOCs for that Payment Date, and (ii) during the Rapid Amortization Period, the aggregate Principal Collection Amount for that Payment Date less the Excess Overcollateralization Amount for that Payment Date.

Basis Risk Carry Forward Amount: With respect to the Notes and any Payment Date, the sum of (A) the positive excess of (i) the amount of interest that would have been payable to the Notes on such Payment Date if the Note Interest Rate for such Payment Date were calculated at the Formula Rate, over (ii) the amount of interest payable on the Notes at the WAC Cap for such Payment Date (such excess being the “Basis Risk Shortfall” for such Payment Date) and (B) the Basis Risk Carry Forward Amount for any previous Payment Dates not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such the Notes for such Payment Date.

Basis Risk Payment: With respect to any Payment Date, the aggregate of the Basis Risk Carry Forward Amounts for such Payment Date; provided, however, that, with respect to any Payment Date, the Basis Risk Payment cannot exceed the amount of funds otherwise distributable on the Class X Certificates.

Beneficial Owner: With respect to any Note or Certificate, the Person who is the beneficial owner of such Note or Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in the Indenture.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Indenture Trustee, the Owner Trustee or the Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate Distribution Account: The meaning specified in Section 4.06 of the Sale and Servicing Agreement.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Certificate Interest Rate: With respect to the Class S Certificates, the lesser of (a) the Formula Rate and (b) the WAC Cap.

Certificate of Trust: The Certificate of Trust filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificate Paying Agent: Initially, the Indenture Trustee, in its capacity as Certificate Paying Agent, or any successor to the Indenture Trustee in such capacity.

Certificate Principal Balance: With respect to the Class S Certificates, the amount by which on any Payment Date Draws on the HELOCs exceed the Principal Collection Amount, minus all amounts in respect of principal distributed to the Class S Certificates on previous Payment Dates. The initial Certificate Principal Balance of the Class S Certificates is equal to zero.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity pursuant to the Trust Agreement.

Certificates: The Class X, Class X-1, Class S and Class R Certificates.

Certification: The meaning specified in Section 3.16 of the Sale and Servicing Agreement.

Charged-Off HELOC: Any HELOC that is more than 180 days (or, earlier, in accordance with the Servicer’s servicing practices) past due.

Class: The Class A Notes, or any of the Class X, Class X-1, Class S or Class R Certificates.

Class A Notes: The Class A Notes, each in the form attached as Exhibit A to the Indenture.

Class A Principal Distribution Amount: With respect to any Payment Date, an amount equal to the excess (if any) of (x) the Note Principal Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 95.10% and (ii) the aggregate Stated Principal Balance of the HELOCs for such Payment Date, and (B) the excess (if any) of the aggregate Stated Principal Balance of the HELOCs for such Payment Date over 0.50% of the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date.

Class R Certificates: The Class R Certificates, each in the form attached as Exhibit A-3 to the Trust Agreement, evidencing ownership of the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest.

Class R-1 Interest: The uncertificated Residual Interest in REMIC II.

Class R-2 Interest: The uncertificated Residual Interest in REMIC III.

Class R-3 Interest: The uncertificated Residual Interest in REMIC IV.

Class S Certificate Interest: With respect to the Class S Certificate on any Payment Date, the amount of interest accrued during the related Accrual Period on the Certificate Principal Balance immediately prior to such Payment Date at the Certificate Interest Rate, as reduced by the Class S Certificate’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act or any similar state statute.

Class X Distribution Amount: With respect to any Payment Date, the sum of (i) the Accrued Interest for the Class X Certificates for such Payment Date and (ii) without duplication, any Subsequent Recoveries not distributed to the Notes on such Payment Date; provided, however that on any Payment Date after the Payment Date on which the Note Principal Balances of the Notes have been reduced to zero, the Class X Distribution Amount shall include the Overcollateralization Amount.

Class X Interest Rate: With respect to the Class X Interest and any Payment Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC II Regular Interest equal to (x) the excess of the Uncertificated REMIC II Pass-Through Rate for such REMIC II Regular Interest over the Marker Rate, applied to (y) a notional amount equal to the Uncertificated Principal Balance of such REMIC II Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC II Regular Interests.

Closing Date: April 17, 2007.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Commission: The Securities and Exchange Commission.

Constant Draw Rate: A constant rate of additional balances drawn on the HELOCs.

Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar and Note Registrar, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GS07H1. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

CPR: A constant rate of prepayment on the HELOCs.

Credit Enhancement Percentage: With respect to any Payment Date, the percentage obtained by dividing (x) the Overcollateralization Amount after taking into account the distributions of the Principal Distribution Amount for such Payment Date by (y) the aggregate Stated Principal Balance of the HELOCs as of the last day of the related Due Period.

Credit Line Agreement: With respect to any HELOC, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

Cumulative Realized Loss Percentage: With respect to the Notes and any Payment Date is equal to the percentage obtained by dividing (x) the aggregate Realized Loss Amounts on the HELOCs incurred since the Cut-off Date through the end of the related Due Period, minus the principal portion of any amounts received in respect of the HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date.

Custodial Account: The trust account or accounts created and maintained pursuant to Section 3.02 of the Sale and Servicing Agreement. The Custodial Account shall be an Eligible Account.

Custodial Agreement: The custodial agreement, dated as of April 17, 2007, among the Indenture Trustee, the Custodian, the Sponsor, and the Depositor, relating to the GSR Trust 2007-HEL1, Mortgage-Backed Notes, Series 2007-HEL1, in the form attached as Exhibit M to the Sale and Servicing Agreement.

Custodian: Wells Fargo Bank, N.A., and its successors and assigns.

Cut-off Date: With respect to the HELOCs, April 9, 2007.

Cut-off Date Balance: $132,276,021.43.

Cut-off Date Principal Balance: With respect to any HELOC, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

Debt Service Reduction: With respect to any HELOC, a reduction by a court of competent jurisdiction in a bankruptcy proceeding in the scheduled monthly payment due on any due date for such HELOC which becomes final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deficiency Amount: The meaning specified in the Policy.

Deficient Valuation: With respect to any HELOC, a valuation by a court of competent jurisdiction in a bankruptcy proceeding of the mortgaged property in an amount less than the then outstanding indebtedness under the HELOC and any senior lien on the Mortgaged Property, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment due on any Due Date that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable.

Deficit Determination Date: The meaning specified in Section 2.11 of the Sale and Servicing Agreement.

Definitive Notes: The meaning specified in Section 4.08 of the Indenture.

Depositor: GS Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: The Business Day immediately preceding the related Servicer Remittance Date.

Draw: With respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

Draw Period: With respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

Due Date: With respect to each HELOC, the day of the month on which each scheduled Monthly Payment is due.

Due Period: With respect to any Payment Date (other than the first Payment Date) and the HELOCs, the period beginning on the 6th day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the 5th day of the month in which such Payment Date occurs, and with respect to the first Payment Date, the period beginning on April 10, 2007 and ending on May 5, 2007.

EDGAR: The meaning specified in Section 3.16 of the Sale and Servicing Agreement.

Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, the Note Insurer and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Servicer or Indenture Trustee, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Payment Account will not reduce the rating assigned to any of the Notes by such Rating Agency as of the Closing Date by such Rating Agency).

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)       a failure by the Issuing Entity to pay any interest on or principal of the Class A Notes on any Payment Date and such default shall continue for a period of five days; or

(ii)       there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Note Insurer (so long as no Note Insurer Default exists) or the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iii)       there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iv)       there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

Event of Servicer Termination: The occurrence of an event permitting termination or removal of the Servicer under the Sale and Servicing Agreement as servicer of the HELOCs.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Charged-Off HELOC exceed the sum of (i) the Outstanding Principal Balance of such HELOC and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, (ii) related Liquidation Expenses (including Liquidation Expenses which are payable therefrom to the Servicer in accordance with the Sale and Servicing Agreement) and (iii) unreimbursed advances by the Servicer.

Excess Overcollateralization Amount: With respect to HELOCs and any Payment Date, the excess, if any, of the Overcollateralization Amount on that Payment Date over the Overcollateralization Target Amount.

Excess Reserve Fund Account: An account established by the Indenture Trustee pursuant to Section 3.20 of the Indenture on behalf of the Class X Certificateholders to receive any related Basis Risk Payment and to pay to the Class A Notes any Basis Risk Carry Forward Amounts.

Excess Reserve Fund Account Deposit: With respect to the Excess Reserve Fund Account, an amount equal to $5,000, which the Depositor shall deposit into the Excess Reserve Fund Account, pursuant to Section 3.20 of the Indenture.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expense Adjusted Mortgage Rate: With respect to any HELOC or REO Property, the then applicable interest rate thereon less the Expense Fee Rate.

Expense Fee Rate: With respect to any HELOC or REO Property, a per annum rate equal to the sum of the Servicing Fee Rate and the Indenture Trustee Fee Rate.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

Extra Principal Distribution Amount: With respect to any Payment Date, other than the third, the fourth and the fifth Payment Dates, the lesser of (i) the excess of (x) interest collected on the HELOCs for such Payment Date (less the Servicing Fee, the Indenture Trustee Fee and the Insurer Premium) and available for payment on such Payment Date, over (y) the sum of interest payable on the Notes and Class S Certificates on such Payment Date and (ii) the Overcollateralization Deficiency Amount for such Payment Date.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

Federal Funds Rate:  For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or, with the consent of the Servicer, any successor or substitute publication selected by the Indendenture Trustee (or, if such day is not a Business Day, for the next succeeding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined by the Indenture Trustee, with the conesent of the Servicer, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00am. (New York time).

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The final certification delivered by the Custodian pursuant to Section 2.3(c) of the Custodial Agreement in the form attached thereto as Exhibit Three.

Final Scheduled Payment Date: With respect to the Notes, the Payment Date in November 2036.

Form 8-K Disclosure Information: The meaning specified in Section 3.16 of the Sale and Servicing Agreement.

Formula Rate: With respect to the Notes and the Class S Certificates and, for purposes of the definition of “Note Interest Rate”, REMIC II Regular Interest A, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Free Writing Prospectus: The free writing prospectus, dated April 5, 2007, prepared by the Depositor and relating to the issuance of the Notes, and the accompanying prospectus, dated February 13, 2007.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Guaranteed Payment Amount: The aggregate outstanding Note Principal Balance of the Offered Notes and the Class S Certificates on the Payment Date in November 2036, after giving effect to all other distributions of principal on the Offered Notes and the Class S Certificates on such Payment Date from all sources other than the Policy.

HELOC: A home equity line of credit transferred and assigned to the Issuing Entity pursuant to Section 2.01 or Section 2.04 of the Sale and Servicing Agreement, as identified in the Mortgage Loan Schedule, including a HELOC the property securing which has become an REO Property.

HELOC Schedule: The schedule, attached as Exhibit A to the Sale and Servicing Agreement with respect to the HELOCs.

Holder: Any Certificateholder or any Noteholder, as the context requires.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture, dated as of April 17, 2007, among the Issuing Entity and the Indenture Trustee, relating to the GSR Trust 2007-HEL1, Mortgage-Backed Notes, 2007-HEL1.

Indenture Trustee: Deutsche Bank National Trust Company, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Indenture Trustee Fee: With respect to any HELOC, an amount equal to one-twelfth of the Indenture Trustee Fee Rate on the Stated Principal Balance of such HELOC as of the first day of the Due Period preceding the applicable Payment Date.

Indenture Trustee Fee Rate: 0.010% per annum.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Sponsor, the Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Sponsor, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Sponsor, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuing Entity Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Initial Certification: The initial certification delivered by the Custodian pursuant to Section 2.3(a) of the Custodial Agreement in the form attached thereto as Exhibit One.

Initial Note Principal Balance: With respect to the Class A Notes, $132,937,000.

Insurance Agreement: The Insurance Agreement, dated as of April 17, 2007, among the Note Insurer, the Original Seller and Master Servicer, the Issuing Entity, the Sponsor and the Depositor, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Policy: With respect to any HELOC, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any HELOC or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Insured Amounts: The meaning specified in the Policy.

Insurer Premium: The premium due to the Note Insurer calculated based on the product of the Insurer Premium Percentage and the aggregate of the Note Principal Balance of the Notes and the Certificate Principal Balance of the Class S Certificates as of the immediately preceding Payment Date, based on a 360-day year and the actual number of days in the related period.

Insurer Premium Percentage: 0.400% per annum.

Interest Adjustment Date: With respect to a HELOC, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Determination Date: With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

Interest Remittance Amount: With respect to each Payment Date, an amount equal to the amount received by the Servicer and consisting of interest collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the Sale and Servicing Agreement, together with the interest portion of any repurchase price relating to any repurchased HELOCs and any Subsequent Recoveries on HELOCs that were previously Charged-Off HELOCs, reduced, without duplication, by the Servicing Fee, the Indenture Trustee Fee and any expenses of the Issuing Entity.

Interest Shortfall: With respect to any Payment Date and each HELOC that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act HELOC, an amount determined as follows:

(a)       Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Expense Adjusted Mortgage Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Expense Adjusted Mortgage Rate) received at the time of such prepayment;

(b)       Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Expense Adjusted Mortgage Rate on the Stated Principal Balance of such HELOC immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Expense Adjusted Mortgage Rate) received at the time of such prepayment; and

(c)       Relief Act HELOCs: As to any Relief Act HELOC, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Stated Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Expense Adjusted Mortgage Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Stated Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Expense Adjusted Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Interim Certification: The interim certification delivered by the Custodian pursuant to Section 2.3(b) of the Custodial Agreement in the form attached thereto as Exhibit Two.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

IRS: The Internal Revenue Service.

Issuing Entity: GSR Trust 2007-HEL1, a Delaware statutory trust, or its successor in interest.

Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

Latest Possible Maturity Date: November 15, 2036.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidation Date: With respect to any Charged-Off HELOC, the date on which the Servicer has certified that such HELOC has become a Charged-Off HELOC.

Liquidation Expenses: With respect to a HELOC in liquidation, unreimbursed expenses (exclusive of overhead) paid or incurred by or for the account of the Servicer in connection with the liquidation of such HELOC and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Loss Amount: With respect to any Payment Date and any HELOC which became a Charged-Off HELOC during the related Due Period, the unrecovered principal balance of that HELOC at the end of such Due Period, after giving effect to the Liquidation Proceeds applied in reduction of the principal balance of that Charged-Off HELOC. If a Bankruptcy Loss has occurred with respect to any HELOC, the amount of the Bankruptcy Loss will be treated as a Liquidation Loss Amount.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted HELOC, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

Loan-to-Value Ratio: With respect to any HELOC, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related HELOC and the denominator of which is the Original Value of the related Mortgaged Property.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Majority Securityholders: The holder or holders of in excess of 50% of the balance of the Notes, and following the reduction of the aggregate balance of the Notes to zero, the holders of the Residual Certificates (voting collectively as a single class).

Managed Amortization Period: With respect to the Notes and the Class S Certificates, the period beginning on the Cut-off Date and ending on the earlier of (i) the Payment Date in May 2012 and (ii) the occurrence of a Rapid Amortization Event.

Margin: With respect to any Payment Date on or prior to the first possible Optional Termination Date and the Class A Notes and Class S Certificates, and, for purposes of the definition of “Formula Rate”, REMIC II Regular Interest A, 0.160% per annum; and with respect to any Payment Date after the first possible Optional Termination Date, the Margin will increase to 0.320% per annum.

Marker Rate: With respect to the Class X Interest and any Payment Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for the REMIC I Regular Interests (other than REMIC II Regular Interest AA), with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the Note Interest Rate for the Class A Note for the purpose of this calculation for such Payment Date, and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation.

Master PSA: Master Home Equity Lines of Credit Purchase and Servicing Agreement, dated as of December 1, 2006, between RFC, as original loan seller and servicer, and Goldman Sachs Mortgage Company, as purchaser, attached as Exhibit L to the Sale and Servicing Agreement.

Material Defect: The meaning specified in Section 2.02(a) of the Sale and Servicing Agreement.

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Payment Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest ZZ for such Payment Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Payment Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Payment Date on REMIC II Regular Interest A, with the rate on each such REMIC II Regular Interest subject to a cap equal to the Note Interest Rate for the Class A Notes for the purpose of this calculation for such Payment Date.

MBIA: MBIA Insurance Corporation, or its successors and assigns.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for HELOCs registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any HELOC, MERS acting as the mortgagee of such HELOC, solely as nominee for the originator of such HELOC and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Payment: With respect to any HELOC (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument reflected on the Mortgage Loan Schedule as securing a HELOC.

Mortgage File: The file containing the Related Documents pertaining to a particular HELOC and any additional documents required to be added to the Mortgage File pursuant to the Indenture.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any HELOC pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the applicable Mortgage Loan Schedule.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related HELOC.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related HELOC or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Collections: With respect to any Charged-Off HELOC, an amount equal to all payments on account of interest and principal on such HELOC.

Net Liquidation Proceeds: With respect to any Charged-Off HELOC, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed advances by the Servicer, expenses incurred by the Servicer in connection with the liquidation of such HELOC and the related Mortgaged Property, and any other amounts payable to the Servicer under the Sale and Servicing Agreement and the Master PSA.

Net Monthly Excess Cashflow: The amount of Interest Remittance Amount and Principal Collection Amount remaining on a Payment Date after taking into account the amount necessary to make all payments of interest and principal to the Notes and the Class S Certificates.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuing Entity, the Indenture Trustee, the Sponsor or the Servicer or any Affiliate of any of them shall be deemed not to be a Holder or Holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Note Insurer: MBIA, or its successors and assigns.

Note Insurer Default: The existence and continuance of any of the following: (a) the Note Insurer fails to make a payment required under the Policy in accordance with its terms; or (b) (i) the Note Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and non-appealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and non-appealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Note Insurer (or the taking of possession of all or any material portion of the property of the Note Insurer); provided, however, that upon the cure of any Note Insurer Default, the Note Insurer's voting and consent rights will be reinstated.

Note Interest Rate: With respect to the Notes and, for purposes of the definition of “Marker Rate” and “Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC I Regular Interest A, is the lesser of (a) Formula Rate and (b) the WAC Cap.

Note Owner: The Beneficial Owner of a Note.

Note Principal Balance: With respect to any Note as of any Payment Date, will equal such Note’s initial principal balance on the Closing Date, as reduced by all amounts distributed on previous Payment Dates on such Note with respect to principal. The Note Principal Balance of the Class A Notes shall be equal to the sum of the Note Principal Balances of all Outstanding Notes of such Class.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

Notes or Offered Notes: The Class A Notes.

Notional Amount: With respect to the Class X Interest and any Payment Date, an amount equal to the aggregate Stated Principal Balance of the HELOCs at the beginning of the related Due Period. The initial Notional Amount of the Class X Certificates shall be $132,276,021.43. For federal income tax purposes, the Notional Amount of the Class X Interest for any Payment Date shall be an amount equal to the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests for such Payment Date.

Officer’s Certificate: With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity or a Responsible Officer of the Indenture Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the Indenture Trustee.

One-Month LIBOR: On each Interest Determination Date, One-Month LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, One-Month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 as of 11:00 A.M., London time, on that Interest Determination Date. Reuters Screen LIBOR01 Page means the display designated as the Reuters Monitor Money Rates Service or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Sponsor and the Note Insurer, the rate will be the Reference Bank Rate.

The establishment of One-Month LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate and the Certificate Interest Rate applicable to the Notes and the Class S Certificates, respectively, for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee (and Owner Trustee, if applicable) which counsel may be in-house counsel for the Depositor or the Sponsor if acceptable to the Indenture Trustee (and Owner Trustee, if applicable) and the Rating Agencies or outside counsel for the Depositor, the Sponsor, the Issuing Entity or the Servicer, as the case may be.

Optional Termination Date: The first date on which the majority holder of the Class X Certificates may terminate the Trust Estate.

Original Loan Seller: RFC, or its successors and assigns.

Original Sale Date: With regard to the HELOCs, December 29, 2006.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a HELOC, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i)       Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

(ii)       Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

provided, however, that, only for purposes of effectuating the Note Insurer’s right of subrogation as set forth in Section 4.13 of the Indenture, all Notes that have been paid with funds provided under the Policy shall be deemed to be Outstanding until the Note Insurer has been reimbursed with respect thereto.

Outstanding HELOC: With respect to any Due Date, a HELOC which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Charged-Off HELOC and was not purchased.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a HELOC remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related HELOC remaining to be paid by the Mortgagor at the time such property was acquired by the Issuing Entity less any Excess Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount: With respect to any Payment Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the HELOCs for that Payment Date over (b) the sum of the aggregate Note Principal Balance of the Notes and the Certificate Principal Balance of the Class S Certificates as of that date (after taking into account the distribution of the Principal Collection Amount on that Payment Date).

Overcollateralization Deficiency Amount: The amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount as of that Payment Date.

Overcollateralization Target Amount: With respect to any Payment Date (a) prior to the Stepdown Date, an amount equal to 2.45% of the Stated Principal Balance of the HELOCs as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) an amount equal to 0.50% of the Stated Principal Balance of the HELOCs as of the Cut-off Date and (ii) 4.90% of the then current Stated Principal Balance of the HELOCs as of the last day of the related Due Period, or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date.

Owner Trustee: Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Paying Agent: Any paying agent or co-paying agent appointed under the Indenture, which initially shall be the Indenture Trustee.

Payment Account: The trust account or accounts created and maintained pursuant to Section 3.02(f) of the Indenture, which shall be denominated Deutsche Bank National Trust Company, as Indenture Trustee f/b/o holders of GSR Trust 2007-HEL1, Mortgage-Backed Notes, Series 2007-HEL1 - Payment Account.” The Payment Account shall be an Eligible Account.

Payment Account Deposit Date: The Business Day prior to each Payment Date.

Payment Date: The 15th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in May 2007.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Periodic Rate Cap: With respect to any HELOC, the maximum rate, if any, by which the Mortgage Interest Rate on such HELOC can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

Permitted Investments: One or more of the following:

(i)       obligations of or guaranteed as to timely payment of principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)       repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured short-term debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)       federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

(iv)       commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)       any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder and have been rated by each Rating Agency in its highest short-term rating available (in the case of Standard & Poor's such rating shall be either AAAm or AAAm-G), including any such fund that is managed by the Indenture Trustee or any affiliate of the Indenture Trustee or for which the Indenture Trustee or any of its affiliates acts as an adviser; and

(vi)       any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder and have been rated by each Rating Agency in its highest short-term rating available (in the case of Standard & Poor's such rating shall be either AAAm or AAAm-G), including any such fund that is managed by the Indenture Trustee or any affiliate of the Indenture Trustee or for which the Indenture Trustee or any of its affiliates acts as an adviser;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and for purposes of this Agreement, any references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and F-1 in the case of Fitch; provided, however, that any Permitted Investment that is a short-term debt obligation rated A-1 by Standard & Poor's must satisfy the following additional conditions: (i) the total amount of debt from A-1 issuers must be limited to the investment of monthly principal and interest payments (assuming fully amortizing collateral); (ii) the total amount of A-1 investments must not represent more than 20% of the aggregate outstanding Note Principal Balance of the Notes and each investment must not mature beyond 30 days; (iii) the terms of the debt must have a predetermined fixed dollar amount of principal due at maturity that cannot vary; and (iv) if the investments may be liquidated prior to their maturity or are being relied on to meet a certain yield, interest must be tied to a single interest rate index plus a single fixed spread (if any) and must move proportionately with that index.

Permitted Transferee: Any person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) on electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated based upon an Opinion of Counsel addressed to the Indenture Trustee (which shall not be an expense of the Indenture Trustee) that states that the Transfer of an ownership interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Notes or Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

Policy: The financial guaranty insurance policy (No. 494530) with respect to the Class A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Note Insurer for the benefit of the Holders of the Class A Notes.

Policy Payments Account: The meaning specified in Section 3.19 of the Indenture.

Pool Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of all HELOCs as of such date.

PPTL: The Purchase Price and Terms Letter dated October 27, 2006, between the Original Loan Seller and the Sponsor.

Preference Amount: The meaning specified in the Policy.

Prepayment Assumption: A specified CPR and a Constant Draw Rate of 5%.

Prepayment Period: With respect any Payment Date, the calendar month immediately preceding the month in which such payment occurs.

Principal Collection Amount: With respect to each Payment Date, an amount equal to the amount received by the Servicer and consisting of amounts collected during the related Due Period on the HELOCs (including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries) and allocated to principal in accordance with the terms of the Sale and Servicing Agreement, together with the principal portion of any Repurchase Price relating to any repurchased HELOCs, less any expenses of the Issuing Entity as described in the Basic Documents.

Principal Distribution Amount: With respect to any Payment Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a HELOC which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Excess Liquidation Proceeds.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The prospectus supplement, dated April 16, 2007, prepared by the Depositor and relating to the issuance of the Notes, and the accompanying prospectus, dated February 13, 2007.

Publicly Offered Notes: The Class A Notes.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for mortgage-backed notes having the same rating as the Notes rated by the Rating Agencies as of the Closing Date.

Rapid Amortization Event: Any one of the following events:

(a)  a breach of any representations, warranties or covenants of the Sponsor in a material manner, with such breach continuing unremedied for a period of 30 days following the submission of the applicable written notice(s);

(b)  a declaration of bankruptcy or insolvency by any of the Issuing Entity, the Depositor or the Servicer;

(c)  the Issuing Entity becomes subject to the Investment Company Act;

(d)  the occurrence of an Event of Servicer Termination;

(e)  a draw is made on the Policy and it remains unreimbursed for a period of at least ninety (90) days thereafter; or

(f)  the Issuing Entity becomes subject to taxation as a corporation for federal tax purposes.

If any event described in clause (a) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Indenture Trustee, with the consent of the Note Insurer (so long as no Note Insurer Default exists) or the Indenture Trustee acting at the direction of the Note Insurer or the Noteholders holding Notes evidencing more than 51% in Note Principal Balance of the Notes then outstanding (with the consent of the Note Insurer, so long as no Note Insurer Default exists), by written notice to the holder of the Class X Certificates, the Depositor, the Sponsor, the Servicer and the Note Insurer (and to the Indenture Trustee, if given by the Note Insurer or the Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b) - (f) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Indenture Trustee, the Note Insurer or the Noteholders immediately on the occurrence of such event.

Rapid Amortization Period: With respect to the Notes and the Class S Certificates is the period beginning on the earlier of (i) the Payment Date in May 2012 and (ii) the occurrence of a Rapid Amortization Event.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor’s and Moody’s. If such organization or a successor is no longer in existence, “Rating Agency” with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor and approved by the Note Insurer, notice of which designation shall be given to the Indenture Trustee and Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor’s, P-1 in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s, “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Rating Confirmation: A letter from each Rating Agency then providing a rating for any of the Notes at the request of the Issuing Entity confirming that the action proposed to be taken by the Issuing Entity will not, in and of itself, result in a downgrade of any of the ratings then applicable to the Notes, or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Notes.

Realized Loss Amount: With respect to any Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down after taking into account Net Liquidation Proceeds.

Recordation Event: Any of (i) the resignation of a Servicer, (ii) the occurrence of an Event of Servicer Termination, or (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to a Servicer; provided, that any Recordation Event may be waived by the Note Insurer or the Majority Securityholders with the consent of the Note Insurer (so long as no Note Insurer Default exists).

Record Date: With respect to the Notes and any Payment Date, the close of business on the last Business Day of the applicable Accrual Period, unless the Notes are Definitive Notes, in which case the Record Date will be the close of business on the last Business Day of the calendar month immediately preceding such Payment Date. With respect to the Class S, Class X, Class X-1 and Class R Certificates and any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding such Payment Date.

Reference Bank Rate: With respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Principal Balance of the Notes and the Certificate Principal Balance of the Class S Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate outstanding Note Principal Balance of the Notes and the Certificate Principal Balance of the Class S Certificates. If no quotations can be obtained, the rate will be the rate for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, the rate for a Payment Date would be based on the rate for the previous Payment Date for the third consecutive Payment Date, the Indenture Trustee shall select an alternative comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

Reference Banks: The leading banks selected by the Indenture Trustee, which are engaged in transactions in Eurodollar deposits in the London interbank market.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Related Documents: With respect to each HELOC, the documents specified in Section 2.01(d)(i)-(viii) of the Sale and Servicing Agreement, and any documents required to be added to such documents pursuant to the Sale and Servicing Agreement, the Trust Agreement or the Indenture.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Release: The Federal Reserve Board’s statistical Release No. H.15(519).

Relief Act: Servicemembers Civil Relief Act.

Relief Act HELOC: Any HELOC as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act or any similar state legislation.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets described in Section 10.01 of the Indenture.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Section 10.01 of the Indenture. The designations for the respective REMIC I Regular Interests are set forth in the Section 10.01 of the Indenture.

REMIC Regular Interest: Any REMIC I Regular Interest, REMIC II Regular Interest or the Class X Interest, as applicable.

REMIC II Interest Loss Allocation Amount: With respect to any Payment Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) the aggregate Stated Principal Balance of the HELOCs and REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of REMIC II Regular Interest A, as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Payment Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the HELOCs and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of REMIC II Regular Interest A, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC II Regular Interest A and REMIC II Regular Interest ZZ.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Section 10.01 of the Indenture. The designations for the respective REMIC II Regular Interests are set forth in the Section 10.01 of the Indenture.

REMIC II Required Overcollateralization Amount: 1.00% of the Overcollateralization Target Amount.

REMIC II: The segregated pool of assets described in Section 10.01 of the Indenture.

REMIC III: The segregated pool of assets described in Section 10.01 of the Indenture.

REMIC IV: The segregated pool of assets described in Section 10.01 of the Indenture.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and Treasury Regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

REO Property: A Mortgaged Property acquired in the name of the Indenture Trustee, for the benefit of the Noteholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted HELOC.

Reportable Event: The meaning specified in Section 3.16 of the Sale and Servicing Agreement.

Repurchase Price: With respect to any HELOC (or any property acquired with respect thereto) required to be repurchased by the Original Loan Seller pursuant to the Sale and Servicing Agreement and the Master PSA, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such HELOC as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) (without reduction for any amount charged off), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Expense Adjusted Mortgage Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed servicing advances payable to the Servicer and (ii) any costs and damages (if any) incurred by the Issuing Entity in connection with any violation of such HELOC of any predatory lending laws.

Repurchase Proceeds: the Repurchase Price in connection with any repurchase of a HELOC by the Sponsor.

Request for Release: A request for release in the form attached to the Sale and Servicing Agreement.

Required Insurance Policy: With respect to any HELOC, any insurance policy which is required to be maintained from time to time under the Sale and Servicing Agreement with respect to such HELOC.

Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which banks in New York City selected by the Indenture Trustee (after consultation with the Depositor) are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Indenture Trustee (after consultation with the Depositor) are quoting on such Interest Determination Date to leading European banks.

Residual Certificates: Any of the Class S Certificates and Class R Certificates, each evidencing the sole class of Residual Interests in the related REMIC.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and with respect to the Indenture Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of the Indenture or the Trust Agreement.

RFC: Residential Funding Company, LLC, or its successors and assigns.

Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of April 17, 2007, among the Issuing Entity, the Sponsor, the Indenture Trustee, the Servicer, the Original Loan Seller and the Depositor.

Scheduled Payment: With respect to any HELOC and any month, the scheduled payment or payments of principal and interest due during such month on such HELOC which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or Certificateholder.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicer: RFC, or its successors and assigns.

Servicer Remittance Date: The 14th day of each month or, if that day is not a Business Day, the immediately preceding Business Day.

Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit G to the Sale and Servicing Agreement.

Servicing Fee: With respect to any HELOC, an amount equal to one-twelfth of the Servicing Fee Rate on the Stated Principal Balance of such HELOC as of the first day of the Due Period preceding the applicable Payment Date.

Servicing Fee Rate: 0.50% per annum.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the HELOCs whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may be amended from time to time.

60 Day Plus Delinquency Percentage: With respect to any Payment Date is the arithmetic average for each of the three successive Payment Dates ending with the applicable Payment Date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the HELOCs that are 60 or more days delinquent in the payment of principal or interest for the relevant Payment Date, including HELOCs in foreclosure, REO Property and HELOCs with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs immediately preceding the relevant Payment Date.

Sponsor: Goldman Sachs Mortgage Company, and its successors and assigns.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: With respect to any HELOC and any Payment Date, the principal balance of the HELOC as of the Cut-Off date, plus the aggregate amount of all Draws conveyed to the Issuing Entity in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Realized Loss Amounts.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: The later to occur of

(x)       the Payment Date occurring in November 2009 and

(y)       the first Payment Date for which the Credit Enhancement Percentage is greater than or equal to 4.90%.

Subsequent Recoveries: Means any amount recovered by the Servicer (net of reimbursable expenses) with respect to a Charged-Off HELOC with respect to which a Realized Loss Amount was incurred after the liquidation or disposition of such HELOC.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Indenture Trustee, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person(s).

Transfer: Any direct or indirect transfer or sale of any ownership interest in a Note or a Certificate.

Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

    Trigger Event: With respect to any Payment Date is in effect if: (A) the 60 Day Plus Delinquency Percentage is equal to or greater than 3.50%, or (B) for any Payment Date specified below the applicable Cumulative Realized Loss Percentage exceeds the thresholds specified below:

November 2009 to April 2010	1.40% for the first month, plus an additional 1/6th of 0.60% for each month thereafter
May 2010 to April 2011	2.00% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
May 2011 to April 2012	2.50% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
May 2012 to April 2013	3.00% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
May 2013 and thereafter	3.50%

Trust Agreement: The Trust Agreement, dated as of April 5, 2007, between the Depositor and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of April 17, 2007, among the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar and the Certificate Paying Agent.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Uncertificated Accrued Interest: With respect to each REMIC I Regular Interest and REMIC II Regular Interest on each Payment Date, an amount equal to one month’s interest at the Uncertificated REMIC Pass-Through Rate on the related Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Interest Shortfalls (allocated to such REMIC I Regular Interests and REMIC II Regular Interests as set forth in Section 1.02).

Uncertificated REMIC Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or the Uncertificated REMIC II Pass-Through Rate, as applicable.

Uncertificated Principal Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Section 10.01 of the Indenture as its initial uncertificated principal balance. On each Payment Date, the Uncertificated Principal Balance of each REMIC Regular Interests shall be reduced by all distributions of principal made on such REMIC Regular Interests on such Payment Date pursuant to Section 10.02(b)(ii) of the Indenture and, if and to the extent necessary and appropriate, shall be further reduced on such Payment Date by Realized Loss Amounts as provided in Section 10.03 of the Indenture, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by interest deferrals as provided in Section 10.02(b)(i) of the Indenture. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest A and any Payment Date, a per annum rate equal to the weighted average Expense Adjusted Mortgage Rate of the HELOCs as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Due Period, expressed as a per annum rate. With respect to REMIC I Regular Interest B and any Payment Date, a per annum rate equal to 0.00%.

Uncertificated REMIC II Pass-Through Rate: With respect to each REMIC II Regular Interest and any Payment Date, a per annum rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rate on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balances thereof as of the first day of the related Due Period, expressed as a per annum rate.

Underwriter: Goldman, Sachs & Co.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the Sale and Servicing Agreement, without regard to whether or not such policy is maintained.

Unpaid Interest Shortfall Amount: With respect to the Notes and the Class S Certificates and (i) the first Payment Date, zero, and (ii) any Payment Date after the first Payment Date, the amount, if any, by which (A) the sum of (1) the Accrued Interest or the Class S Certificate Interest, as applicable, for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for the Notes or Class S Certificates, as applicable, for such preceding Payment Date exceeds (B) the aggregate amount distributed on the Notes or the Class S Certificates, as applicable, in respect of interest pursuant to clause (A) above on such preceding Payment Date, plus interest on the amount of the interest due but not paid on the Notes or the Class S Certificates, as applicable, on such preceding Payment Date, to the extent permitted by law, at the Note Interest Rate or the Certificate Interest Rate, as applicable, for the related Interest Accrual Period.

WAC Cap: With respect to any Payment Date and any Note and Class S Certificate, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the Due Period preceding such Payment Date, less, in the case of the Notes, the Insurer Premium Percentage for such Payment Date. The WAC Cap for the Notes and Class S Certificate will be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the WAC Cap shall equal a per annum rate equal to the weighted average of the Uncertificated REMIC II Pass-Through Rates on each REMIC II Regular Interest, weighted on the basis of the Uncertificated Principal Balances thereof as of the first day of the related Due Period, expressed as a per annum rate